                                                                  EXHIBIT 10.28

                                                                    [Net Lease]

                                  LEASE AGREEMENT


     THIS LEASE AGREEMENT is made this 30th day of September, 1998, between ProLogis Development Services Incorporated ("Landlord"), and the Tenant named below.

TENANT:                          Select Comfort Corporation

TENANT'S REPRESENTATIVE,         Gregory T. Kliner
ADDRESS, AND PHONE NO.:          6105 Trenton Lane N.
                                 Minneapolis, MN 55442-3240
                                 (612) 551-7821, Fax: (612) 551-
                                 7826

PREMISES:                        That portion of the Building,
                                 containing approximately
                                 100,800 rentable square feet,
                                 as determined by Landlord, plus
                                 parking area, driveways and
                                 common area rights, as shown on
                                 Exhibit A.

PROJECT:                         Salt Lake International Center
                                 #7

BUILDING:                        Select Comfort Distribution
                                 Center #1

TENANT'S PROPORTIONATE SHARE
OF PROJECT:                      100%

TENANT'S PROPORTIONATE SHARE
OF BUILDING:                     100%

LEASE TERM:                      Beginning on the Commencement
                                 Date and ending on the last day
                                 of the 120th full calendar
                                 month thereafter.

COMMENCEMENT DATE:               As described in Addendum 2 and
                                 Addendum 3

INITIAL MONTHLY BASE RENT:                                     $33,969.00

INITIAL ESTIMATED MONTHLY        1.   Utilities:     $N/A
OPERATING EXPENSE PAYMENTS:      2.   Common Area
(estimates only and subject to        Charges:       $1,068.48
adjustment to actual costs and   3.   Taxes:         $4,788.00
expenses according to the        4.   Insurance:       $252.00
provisions of this Lease)        5.   Others:          $844.00

INITIAL ESTIMATED MONTHLY
OPERATING                                               $6,952.48
EXPENSE PAYMENTS:

INITIAL MONTHLY BASE RENT AND
OPERATING EXPENSE PAYMENTS:                            $40,921.48

SECURITY DEPOSIT:                $37,000, in addition to the
                                 terms as set forth in Addendum
                                 7.



BROKER:                          N/A

ADDENDA:                         Addendum 1 (Base Rent Adj.),
                                 Addendum 2 (Building Shell
                                 Construction), Addendum 3
                                 (Improvements Construction),
                                 Addendum 4 (Renewal Option),
                                 Addendum 5 (Purchase Option),
                                 Addendum 6 (Right of First
                                 Offer), Addendum 7 (Credit
                                 Enhancements), Exhibit A (Site
                                 Plan), Exhibit B (Replatting of
                                 Land Parcel)

     1. GRANTING CLAUSE. In consideration of the obligation of Tenant to pay rent as herein provided and in consideration of the other terms, covenants, and conditions hereof, Landlord leases to Tenant, and Tenant takes from Landlord, the Premises, to have and to hold for the Lease Term, subject to the terms, covenants and conditions of this Lease.

     2. ACCEPTANCE OF PREMISES. Tenant shall accept the Premises in its condition as of the Commencement Date, subject to all applicable laws, ordinances, regulations, covenants and restrictions. Landlord has made no representation or warranty as to the suitability of the Premises for the conduct of Tenant's business, and Tenant waives any implied warranty that the Premises are suitable for Tenant's intended purposes. Except for latent defects for which Tenant provides Landlord notice within 60 days after taking possession of the Premises and as provided in Paragraph 10, in no event shall Landlord have any obligation for any defects in the Premises or any limitation on its use.
The taking of possession of the Premises shall be conclusive evidence that Tenant accepts the Premises and that the Premises were in good condition at the time possession was taken except for items that are Landlord's responsibility under Paragraph 10, and any punchlist items or latent defects or as otherwise agreed to in writing by Landlord and Tenant.

     3. USE. The Premises shall be used only for the purpose of receiving, storing, shipping and selling (but limited to wholesale sales, employee discount sales, sales made by direct shipment to Tenant's consumers, and limited showroom sales) products, materials and merchandise made and/or distributed by Tenant, light manufacturing, and for such other lawful purposes as may be incidental thereto. Tenant shall not conduct or give notice of any auction, liquidation, or going out of business sale on the Premises. Tenant will use the Premises in a careful, safe and proper manner and will not commit waste, overload the floor or structure of the Premises or subject the Premises to use that would damage the Premises. Tenant shall not permit any objectionable or unpleasant odors, smoke, dust, gas, noise, or vibrations to emanate from the Premises, or take any other action that would constitute a nuisance or would disturb, unreasonably interfere with, or endanger
Landlord or any tenants of the Project. Outside storage, including without limitation, storage of non-operable trucks and other non-operable vehicles, is prohibited without Landlord's prior written consent, which shall not be unreasonably withheld; provided, however Landlord hereby consents to the outside storage of Tenant's trucks and tractor-trailers used in Tenant's normal business operations, not to exceed 5 days and so long as such trucks and tractor-trailers do not interfere with the ingress and egress of the Project. Tenant, at its sole expense, shall use and occupy the Premises in compliance with all laws, including, without limitation, the Americans With Disabilities Act, orders, judgments, ordinances, regulations, codes, directives, permits, licenses, covenants and restrictions now or hereafter applicable to the Premises (collectively, "Legal Requirements"). The
Premises shall not be used as a place of public accommodation under the Americans With Disabilities Act or similar state statutes or local ordinances or any regulations promulgated thereunder, all as may be amended from time to time. Tenant shall, at its expense, make any non-structural alterations or modifications, within or without the Premises, that are required by Legal Requirements because of Tenant's particular use or occupation of the Premises. Tenant will not use or permit the Premises to be used for any purpose or in any manner that would void Tenant's or Landlord's insurance, increase the insurance risk, or cause the disallowance of any sprinkler credits. If any increase in the cost of any insurance on the Premises or the Project is caused by Tenant's use or occupation of the Premises, or because Tenant vacates the Premises, then Tenant shall pay the amount of such increase to Landlord. Any occupation of the Premises by Tenant prior to the Commencement Date shall be subject to all obligations of Tenant under this Lease.

          Notwithstanding anything contained herein to the contrary, Tenant's obligations hereunder shall relate only to the interior of the Premises and any changes to the Project that relate solely to the specific manner of use of the Premises by Tenant; and Landlord shall make all other additions to or modifications of the Project required from time to time by Legal Requirements. The cost of such additions or modifications made by Landlord shall be included in Operating Expenses pursuant to Paragraph 6 of this Lease, except for those additions or modifications which are Landlord's sole responsibility pursuant to Paragraph 10 of this Lease.

          Notwithstanding anything contained herein to the contrary, Tenant may store its pallets in certain designated storage areas as mutually agreed to by Landlord and Tenant.

     4. BASE RENT. Tenant shall pay Base Rent in the amount set forth above. The first month's Base Rent, the Security Deposit, and the first monthly installment of estimated Operating Expenses (as hereafter defined) shall be due and payable on the date hereof, and Tenant promises to pay to Landlord in advance, without demand, deduction or set-off (except as expressly provided for in this Lease), monthly installments of Base Rent on or before the first day of each calendar month succeeding the Commencement Date. Payments of Base Rent for any fractional calendar month shall be prorated. All payments required to be made by Tenant to Landlord hereunder shall be payable at such address as Landlord may specify from time to time by written notice delivered in accordance herewith. The obligation of Tenant to pay Base Rent and other sums to Landlord and the obligations of Landlord under this Lease are independent obligations. Tenant shall have no right at any time to abate, reduce, or set-off any rent due

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hereunder except as may be expressly provided in this Lease.  If Tenant is delinquent in any monthly installment of Base Rent or of Operating Expenses beyond 5 business days after the due date thereof, and after receipt of notice as provided below, Tenant shall pay to Landlord on demand a late charge equal to 5 percent of such delinquent sum. Tenant shall not be obligated to pay the late charge until Landlord has given Tenant 5 business days written notice of the delinquent payment (which may be given at any time during the delinquency) and Tenant has failed to remit said payment within such 5-day period; provided, however, that such notice shall not be required more than twice in any 12-month period. The provision for such late charge shall be in addition to all of Landlord's other rights and remedies hereunder or at law and shall not be construed as a penalty or as limiting Landlord's remedies in any manner.

     5. SECURITY DEPOSIT. The Security Deposit shall be held by Landlord as security for the performance of Tenant's obligations under this Lease. The Security Deposit is not an advance rental deposit or a measure of Landlord's damages in case of Tenant's default. Upon each occurrence of an Event of Default (hereinafter defined), Landlord may use all or part of the Security Deposit to pay delinquent payments due under this Lease, and the cost of any damage, injury, expense or liability caused by such Event of Default, without prejudice to any other remedy provided herein or provided by law. Tenant shall pay Landlord on demand the amount that will restore the Security Deposit to its original amount. Landlord's obligation respecting the Security Deposit is that of a debtor, not a trustee; no interest shall accrue thereon. The Security Deposit shall be the property of Landlord, but shall be paid to Tenant when Tenant's obligations under this Lease have been completely fulfilled. Landlord shall be released from any obligation with respect to the Security Deposit upon transfer of this Lease and the Premises to a person or entity assuming Landlord's obligations under this Paragraph 5. See Addendum 7.

     6. OPERATING EXPENSE PAYMENTS. During each month of the Lease Term, on the same date that Base Rent is due, Tenant shall pay Landlord an amount equal to 1/12 of the annual cost, as estimated by Landlord from time to time, of Tenant's Proportionate Share (hereinafter defined) of Operating Expenses for the Project. Payments thereof for any fractional calendar month shall be prorated. The term "Operating Expenses" means all costs and expenses incurred by Landlord with respect to the ownership, maintenance, and operation of the Project including, but not limited to costs of: Taxes (hereinafter defined) and fees payable to tax consultants and attorneys for consultation and contesting taxes; insurance; utilities; maintenance, repair and replacement of all portions of the Project, including without limitation, paving and parking areas, roads, roofs, alleys, and driveways, mowing, landscaping, exterior painting, utility lines, heating, ventilation and air conditioning systems, lighting, electrical systems and other mechanical and building systems; amounts paid to contractors and subcontractors for work or services performed in connection with any of the foregoing; charges or assessments of any association to which the Project is subject; property management fees payable to a property manager, including any affiliate of Landlord, in the amount of $844.00 for the first year of the Lease Term, increased 4% annually throughout the remainder of the Lease Term; security services, if any; trash collection, sweeping and removal; and additions or alterations made by Landlord to the Project or the Building in order to comply with Legal Requirements (other than those expressly required herein to be made by Tenant) or that are appropriate to the continued operation of the Project or the Building as a bulk warehouse facility in the market area, provided that the cost of additions or alterations that are required to be capitalized for federal income tax

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purposes shall be amortized on a straight line basis over a period equal to the lesser of the useful life thereof for federal income tax purposes or 10 years. Operating Expenses do not include costs, expenses, depreciation or amortization for capital repairs and capital replacements required to be made by Landlord under Paragraph 10 of this Lease, debt service under mortgages or ground rent under ground leases, costs of restoration to the extent of net insurance proceeds received by Landlor with respect thereto, leasing commissions (if applicable), interest, principal, or other payments on account of any indebtedness that is secured by any encumbrance on any part of the Project, or rental or other payments under any ground lease, or any payments in the nature of returns on or of equity of any kind, costs of selling, syndicating, financing, mortgaging or hypothecating any part of or interest in the Project, costs for which Landlord is reimbursed from any other source, costs of removing Hazardous Materials or of correcting any other conditions in order to comply with any environmental law or ordinance (but this exclusion shall not constitute a release by Landlord of Tenant for any such costs for which Tenant is liable pursuant to Paragraph 30 of this Lease), depreciation, reserves of any kind, including replacement reserves and reserves for bad debt or lost rent, or any other charge not involving the payment of money to third parties, costs incurred in connection with the construction or remodeling of the Project or any other improvements now or hereafter located thereon, correction of defects in design or construction, Landlord's overhead costs, including salaries, equipment, supplies, accounting and legal fees, rent and other occupancy costs or any other costs associated with the operation or internal organization and function of Landlord as a business entity (but this provision does not prevent the payment of a management fee to Landlord as provided in this Paragraph 6), costs incurred as a result of Landlord's violation of any lease, contract, law or ordinance, including fines and penalties, late charges, interest or penalties of any kind for late or other improper payment of any public or private obligation, including ad valorem taxes, or the costs of renovating space for tenants (if applicable).

          If Tenant's total payments of Operating Expenses for any year are less than Tenant's Proportionate Share of actual Operating Expenses for such year, then Tenant shall pay the difference to Landlord within 30 days after demand, and if more, then Landlord shall retain such excess and credit it against Tenant's next payments, except that Landlord shall refund such excess to Tenant within 30 days following the last calendar year of the Lease Term. For purposes of calculating Tenant's Proportionate Share of Operating Expenses, a year shall mean a calendar year except the first year, which shall begin on the Commencement Date, and the last year, which shall end on the expiration of this Lease. With respect to Operating Expenses which Landlord allocates to the entire Project, Tenant's "Proportionate Share" shall be the percentage set forth on the first page of this Lease as Tenant's Proportionate Share of the Project as reasonably adjusted by Landlord in the future for changes in the physical size of the Premises or the Project; and, with respect to Operating Expenses which Landlord allocates only to the Building, Tenant's "Proportionate Share" shall be the percentage set forth on the first page of this Lease as Tenant's Proportionate Share of the Building as reasonably adjusted by Landlord in the future for changes in the physical size of the Premises or the Building. Landlord may equitably increase Tenant's Proportionate Share for any item of expense or cost reimbursable by Tenant that relates to a repair, replacement, or service that benefits only the Premises or only a portion of the Project or Building that includes the Premises or that varies with occupancy or use. The estimated Operating Expenses for the Premises set forth on the first page of this Lease are only estimates, and Landlord makes no guaranty or warranty that such estimates will be accurate.

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     7.   UTILITIES.  Tenant shall pay for all water, gas, electricity, heat, light, power, telephone, sewer, sprinkler services, refuse and trash collection, and other utilities and services used on the Premises, all maintenance charges for utilities, and any storm sewer charges or other similar charges for utilities imposed by any governmental entity or utility provider, together with any taxes, penalties, surcharges or the like pertaining to Tenant's use of the Premises. Landlord shall cause at Landlord's expense all utilities, except for water and sewer, to be separately metered or charged directly to Tenant by the provider. Tenant shall pay its share of all charges for jointly metered utilities based upon consumption, as reasonably determined by Landlord. No interruption or failure of utilities shall result in the termination of this Lease or the abatement of rent. Tenant agrees to limit use of water and sewer for normal restroom use, in the event the Building becomes a multi-tenant facility.

          Notwithstanding anything to the contrary contained in Paragraph 7 of this Lease, if an interruption or cessation of utilities results from a cause within the Landlord's reasonable control and the Premises are not usable by Tenant for the conduct of Tenant's business as a result thereof, Base Rent and applicable Operating Expenses not actually incurred by Tenant shall be abated for the period which commences three (3) business days after the date Tenant gives to Landlord notice of such interruption until such utilities are restored.

     8. TAXES. Landlord shall pay all taxes, assessments and governmental charges (collectively referred to as "Taxes") that accrue against the Project during the Lease Term, which shall be included as part of the Operating Expenses charged to Tenant. Landlord may contest by appropriate legal proceedings the
amount, validity, or application of any Taxes or liens thereof.   If Landlord
fails to contest the real estate taxes, Tenant shall have the right to request Landlord to contest such taxes, and Landlord shall so contest, at Tenant's sole cost and expense (including, without limitation, Landlord's reasonable attorneys' fees and reasonable fees payable to tax consultants and attorneys for consultation and contesting taxes) , if, in Landlord's reasonable judgment, such contest is warranted; provided, however, Tenant's request of such contesting of Taxes shall be limited to one request in a calendar year.
Landlord shall cooperate in the institution and prosecution of any such proceedings of contesting taxes and will execute any documents reasonably required therefor. All capital levies or other taxes assessed or imposed on Landlord upon the rents payable to Landlord under this Lease and any franchise tax, any excise, transaction, sales or privilege tax, assessment, levy or charge measured by or based, in whole or in part, upon such rents from the Premises and/or the Project or any portion thereof shall be paid by Tenant to Landlord monthly in estimated installments or upon demand, at the option of Landlord, as additional rent; provided, however, in no event shall Tenant be liable for taxes and/or assessments which are attributable to land or buildings not otherwise included within the Premises nor shall Tenant be liable for any net income taxes imposed on Landlord unless such net income taxes are in substitution for any Taxes payable hereunder. If any such tax or excise is levied or assessed directly against Tenant, then Tenant shall be responsible for and shall pay the same at such times and in such manner as the taxing authority shall require. Tenant shall be liable for all taxes levied or assessed against any personal property or fixtures placed in the Premises, whether levied or assessed against Landlord or Tenant.

          Notwithstanding anything contained herein to the contrary, in the event that

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Landlord should receive a tax refund or credit from any taxing authority for any period in respect of which Tenant paid its Proportionate Share of Taxes (including the tax which is the subject of such refund), Landlord shall promptly notify Tenant thereof and refund to Tenant Tenant's Proportionate Share of the net amount of such refund or credit, after deducting Landlord's reasonable costs incurred in securing such refund or credit. The provisions of this paragraph shall survive the termination of this Lease.

     9. INSURANCE. Landlord shall maintain all risk property insurance covering the full replacement cost of the Building. Landlord may, but is not obligated to, maintain such other insurance and additional coverages as it may deem reasonably necessary, including, but not limited to, commercial liability insurance and rent loss insurance. All such insurance shall be included as part of the Operating Expenses charged to Tenant. The Project or Building may be included in a blanket policy (in which case the cost of such insurance allocable to the Project or Building will be determined by Landlord based upon the insurer's cost calculations). Tenant shall also reimburse Landlord for any increased premiums or additional insurance as a result of Tenant's particular use of the Premises.

          Tenant, at its expense, shall maintain during the Lease Term: all risk property insurance covering the full replacement cost of all property and improvements installed or placed in the Premises by Tenant at Tenant's expense; worker's compensation insurance with no less than the minimum limits required by law; employer's liability insurance with such limits as required by law; and commercial liability insurance, with a minimum limit of $1,000,000 per occurrence and a minimum umbrella limit of $1,000,000, for a total minimum combined general liability and umbrella limit of $2,000,000 (together with such additional umbrella coverage as Landlord may reasonably require) for property damage, personal injuries, or deaths of persons occurring in or about the Premises. Landlord may from time to time require reasonable increases in any such limits. The commercial liability policies shall name Landlord as an additional insured, insure on an occurrence and not a claims-made basis, be issued by insurance companies which are reasonably acceptable to Landlord, not be cancelable unless 30 days prior written notice shall have been given to Landlord, contain a hostile fire endorsement and a contractual liability endorsement and provide primary coverage to Landlord (any policy issued to Landlord providing duplicate or similar coverage shall be deemed excess over Tenant's policies). Such policies or certificates thereof shall be delivered to Landlord by Tenant upon commencement of the Lease Term and upon each renewal of said insurance. Landlord hereby agrees that Tenant's insurance coverages hereunder may be in the form of a blanket policy.

          The all risk property insurance obtained by Landlord and Tenant shall include a waiver of subrogation by the insurers and all rights based upon an assignment from its insured, against Landlord or Tenant, their officers, directors, employees, managers, agents, invitees and contractors, in connection with any loss or damage thereby insured against. Neither party nor its officers, directors, employees, managers, agents, invitees or contractors shall be liable to the other for loss or damage caused by any risk coverable by all risk property insurance, and each party waives any claims against the other party, and its officers, directors, employees, managers, agents, invitees and contractors for such loss or damage. The failure of a party to insure its property shall not void this waiver. Landlord and its agents, employees and contractors shall not be liable for, and Tenant hereby waives all claims against such parties for, business interruption

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and losses occasioned thereby sustained by Tenant or any person claiming through Tenant resulting from any accident or occurrence in or upon the Premises or the Project from any cause whatsoever, including without limitation, damage caused in whole or in part, directly or indirectly, by the negligence of Landlord or its agents, employees or contractors.

     10. LANDLORD'S REPAIRS. Landlord shall maintain, at its expense, the structural soundness of the roof, foundation, and exterior walls of the Building in good repair, reasonable wear and tear and uninsured losses and damages caused by Tenant, its agents and contractors excluded. The term "walls" as used in this Paragraph 10 shall not include windows, glass or plate glass, doors or overhead doors, special store fronts, dock bumpers, dock plates or levelers, or office entries. Tenant shall promptly give Landlord written notice of any repair required by Landlord pursuant to this Paragraph 10, after which Landlord shall have a reasonable opportunity to repair.

     11. TENANT'S REPAIRS. Landlord, at Tenant's expense as provided in Paragraph 6, shall maintain in good repair and condition the parking areas and other common areas of the Building, including, but not limited to driveways, alleys, landscape and grounds surrounding the Premises. Subject to Landlord's obligation in Paragraph 10 and subject to Paragraphs 9 and 15, Tenant, at its expense, shall repair, replace and maintain in good condition all portions of the Premises and all areas, improvements and systems exclusively serving the Premises including, without limitation, dock and loading areas, truck doors, plumbing, water and sewer lines up to points of common connection, fire sprinklers and fire protection systems, entries, doors, ceilings and roof membrane, windows, interior walls, and the interior side of demising walls, and heating, ventilation and air conditioning systems. Such repair and replacements include capital expenditures and repairs whose benefit may extend beyond the Term. Heating, ventilation and air conditioning systems and other mechanical and building systems serving the Premises shall be maintained at Tenant's expense pursuant to maintenance service contracts entered into by Tenant. The scope of services and contractors under such maintenance contracts shall be reasonably approved by Landlord. If Tenant fails to perform any repair or replacement for which it is responsible within the time period provided for in this Lease, Landlord may perform such work and be reimbursed by Tenant within 30 days after demand therefor. Subject to Paragraphs 9 and 15, Tenant shall bear the full cost of any repair or replacement to any part of the Building or Project that results from damage caused by Tenant, its agents, contractors, or invitees and any repair that benefits only the Premises.

     12. TENANT-MADE ALTERATIONS AND TRADE FIXTURES. Any alterations, additions, or improvements made by or on behalf of Tenant to the Premises ("Tenant-Made Alterations") in excess of $50,000 per occurrence shall be subject to Landlord's prior written consent, which shall not be unreasonably withheld provided that such alteration does not materially affect the slab, structure or the roof of the Building, or modify the utility systems of the Project. Tenant shall cause, at its expense, all Tenant-Made Alterations to comply with insurance requirements and with Legal Requirements and shall construct at its expense any alteration or modification required by Legal Requirements as a result of any Tenant-Made Alterations. All Tenant-Made Alterations shall be constructed in a good and workmanlike manner by contractors reasonably acceptable to Landlord and only good grades of materials shall be used. All plans and specifications for any Tenant-Made Alterations shall be submitted to Landlord for its approval.

Landlord may monitor construction of the Tenant-Made Alterations. Tenant shall reimburse Landlord for its reasonable out-of-pocket costs in reviewing plans and specifications. Landlord's right to review plans and specifications and to monitor construction shall be solely for its own benefit, and Landlord shall have no duty to see that such plans and specifications or construction comply with applicable laws, codes, rules and regulations. Tenant shall provide Landlord with the identities and mailing addresses of all persons performing work or supplying materials, prior to beginning such construction, and Landlord may post on and about the Premises notices of non-responsibility pursuant to applicable law. Tenant shall furnish security or make other arrangements satisfactory to Landlord to assure payment for the completion of all work free and clear of liens and shall provide certificates of insurance for worker's compensation and other coverage in amounts and from an insurance company satisfactory to Landlord protecting Landlord against liability for personal injury or property damage during construction. Upon completion of any Tenant-Made Alterations, Tenant shall deliver to Landlord sworn statements setting forth the names of all contractors and subcontractors who did work on the Tenant-Made Alterations and final lien waivers from all such contractors and subcontractors. Upon surrender of the Premises, all Tenant-Made Alterations and any leasehold improvements constructed by Landlord or Tenant shall remain on the Premises as Landlord's property, except to the extent Landlord requires removal at Tenant's expense of any such items or Landlord and Tenant have otherwise mutually agreed to in writing of which Tenant-Made Alterations shall remain the property of Tenant and shall be removed by Tenant upon surrender of the Premises. At Tenant's request, Landlord shall provide Tenant, at the time of Tenant's request for approval of Tenant-Made Alterations, written notification of which Tenant-Made Alterations Landlord will require Tenant to remove upon surrender of the Premises. Tenant shall repair any damage caused by such removal.

          Tenant, at its own cost and expense and without Landlord's prior approval, may erect such shelves, bins, machinery and trade fixtures (collectively "Trade Fixtures") in the ordinary course of its business provided that such items do not alter the basic character of the Premises, do not overload or damage the Premises, and may be removed without injury to the Premises, and the construction, erection, and installation thereof complies with all Legal Requirements and with Landlord's requirements set forth above. Tenant shall remove its Trade Fixtures and shall repair any damage caused by such removal.

     13. SIGNS. Tenant shall not make any changes to the exterior of the Premises, install any exterior lights, decorations, balloons, flags, pennants, banners, or painting, or erect or install any signs, windows or door lettering, placards, decorations, or advertising media of any type which can be viewed from the exterior of the Premises, without Landlord's prior written consent, except that Tenant may erect temporary signage on the exterior of the Premises for a 14 day period once in a calendar year, provided that such temporary signage (i) shall be in good taste and for a good business purpose, (ii) is related solely to Tenant's business operations, and (iii) does not involve the roof or structure of the Building. Upon surrender or vacation of the Premises, Tenant shall have removed all signs and repair, paint, and/or replace the building facia surface to which its signs are attached. Tenant shall obtain all applicable governmental permits and approvals for sign and exterior treatments. All signs, decorations, advertising media, blinds, draperies and other window treatment or bars or other security installations visible from outside the Premises shall be subject to Landlord's approval and conform in all respects to Landlord's requirements.

          Notwithstanding anything contained herein to the contrary, Tenant shall be allowed to place temporary, promotional or special event signage

     14. PARKING. Tenant shall be entitled to park in those areas designated on Exhibit A. Subject to Paragraph 20, Landlord shall not be responsible for enforcing Tenant's parking rights against any third parties.

     15. RESTORATION. If at any time during the Lease Term the Premises are damaged by a fire or other casualty, Landlord shall notify Tenant within 60 days after such damage as to the amount of time Landlord reasonably estimates it will take to restore the Premises. If the restoration time is estimated to exceed 6 months, either Landlord or Tenant may elect to terminate this Lease upon notice to the other party given no later than 30 days after Landlord's notice. If neither party elects to terminate this Lease or if Landlord estimates that restoration will take 6 months or less, then, subject to receipt of sufficient insurance proceeds, Landlord shall promptly restore the Premises excluding the improvements installed by Tenant or by Landlord and paid by Tenant, subject to delays arising from the collection of insurance proceeds or from Force Majeure events. Tenant at Tenant's expense shall promptly perform, subject to delays arising from the collection of insurance proceeds, or from Force Majeure events, all repairs or restoration not required to be done by Landlord and shall promptly re-enter the Premises and commence doing business within 30 days after restoration in accordance with this Lease. Notwithstanding the foregoing, either party may terminate this Lease if the Premises are damaged during the last year of the Lease Term and Landlord reasonably estimates that it will take more than one month to repair such damage. Tenant shall pay to Landlord with respect to any damage to the Premises the amount of the commercially reasonable deductible under Landlord's insurance policy (not to exceed $10,000) within 10 days after presentment of Landlord's invoice. If the damage involves the premises of other tenants, Tenant shall pay the portion of the deductible that the cost of the restoration of the Premises bears to the total cost of restoration, as determined by Landlord. Base Rent and Operating Expenses shall be abated for the period of repair and restoration in the proportion which the area of the Premises, if any, which is not usable by Tenant bears to the total area of the Premises. Such abatement shall be the sole remedy of Tenant, and except as provided herein, Tenant waives any right to terminate the Lease by reason of damage or casualty loss.

     16. CONDEMNATION. If any part of the Premises or the Project should be taken for any public or quasi-public use under governmental law, ordinance, or regulation, or by right of eminent domain, or by private purchase in lieu thereof (a "Taking" or "Taken"), and the Taking would prevent or materially interfere with Tenant's use of the Premises or in Landlord's judgment would materially interfere with or impair its ownership or operation of the Project, then upon written notice by Landlord or Tenant this Lease shall terminate and Base Rent shall be apportioned as of said date. If part of the Premises shall be Taken, and this Lease is not terminated as provided above, the Base Rent payable hereunder during the unexpired Lease Term shall be reduced to such extent as may be fair and reasonable under the circumstances. In the event of any such Taking, Landlord shall be entitled to receive the entire price or award from any such Taking without any payment to Tenant, and Tenant hereby assigns to Landlord Tenant's interest, if any, in such award. Tenant shall have the right, to the extent that same shall not diminish Landlord's award, to make a separate claim against the condemning authority (but not Landlord) for such compensation as may be separately awarded or recoverable by Tenant for moving expenses and damage to Tenant's Trade Fixtures and other matters, if a separate award for such items is made to Tenant. Notwithstanding anything contained herein to the contrary, Landlord shall use a reasonable portion of any condemnation proceeds it receives to repair any damage to the Premises caused by such condemnation.

     17. ASSIGNMENT AND SUBLETTING. Without Landlord's prior written consent, Tenant shall not assign this Lease or sublease the Premises or any part thereof or mortgage, pledge, or hypothecate its leasehold interest or grant any concession or license within the Premises and any attempt to do any of the foregoing shall be void and of no effect. For purposes of this paragraph, a single transfer of 50% or more of the total ownership interests of Tenant shall be deemed an assignment of this Lease unless such ownership interests are or become publicly traded. Notwithstanding the above, Tenant may assign or sublet the Premises, or any part thereof, to any entity controlling Tenant, controlled by Tenant or under common control with Tenant (a "Tenant Affiliate"), without the prior written consent of Landlord. Tenant shall reimburse Landlord for all of Landlord's reasonable out-of-pocket expenses in connection with any assignment or sublease. Upon Landlord's receipt of Tenant's written notice of a desire to assign or sublet the Premises, or any part thereof (other than to a Tenant Affiliate) or as provided in the paragraph immediately below, Landlord may, by giving written notice to Tenant within 30 days after receipt of Tenant's notice, terminate this Lease with respect to the space described in Tenant's notice, as of the date specified in Tenant's notice for the commencement of the proposed assignment or sublease.

          Provided no default has occurred and is continuing under this Lease, upon 10 days prior written notice to Landlord, Tenant may, without Landlord's prior written consent, assign this Lease to an entity into which Tenant is merged or consolidated or to an entity to which substantially all of Tenant's assets are transferred, provided (x) such merger, consolidation, or transfer of assets is for a good business purpose and not principally for the purpose of transferring Tenant's leasehold estate, and (y) the assignee or successor entity has a net worth at least equal to $22 million dollars immediately prior to such merger, consolidation, or transfer.

          Notwithstanding any assignment or subletting, Tenant and any guarantor or surety of Tenant's obligations under this Lease shall at all times remain fully responsible and liable for the payment of the rent and for compliance with all of Tenant's other obligations under this Lease (regardless of whether Landlord's approval has been obtained for any such assignments or sublettings), unless Landlord, at its sole discretion, releases Tenant from such obligations upon assumption of such obligations by the assignee or sublessee. In the event that the rent due and payable by a sublessee or assignee (or a combination of the rental payable under such sublease or assignment plus any bonus or other consideration therefor or incident thereto) exceeds the rental payable under this Lease, then Tenant shall be bound and obligated to pay Landlord as additional rent hereunder all such excess rental and other excess consideration within 20 days following receipt thereof by Tenant.

          If this Lease be assigned or if the Premises be subleased (whether in whole or in part) or in the event of the mortgage, pledge, or hypothecation of Tenant's leasehold interest or grant of any concession or license within the Premises or if the Premises be occupied in whole or in part by anyone other than Tenant, then upon a default by Tenant hereunder Landlord may collect rent from the assignee, sublessee, mortgagee, pledgee, party to whom the leasehold interest was hypothecated, concessionee or licensee or other occupant and, except to the extent set forth in the preceding paragraph, apply the amount collected to the next rent payable hereunder; and all such rentals collected by Tenant shall be held in trust for Landlord and immediately forwarded to Landlord. No such transaction or collection of rent or application thereof by Landlord, however, shall be deemed a waiver of these provisions or a release of Tenant from the further performance by Tenant of its covenants, duties, or obligations hereunder.

     18. INDEMNIFICATION. Except for the negligence of Landlord, its agents, employees or contractors, and to the extent permitted by law, Tenant agrees to indemnify, defend and hold harmless Landlord, and Landlord's agents, employees and contractors, from and against any and all losses, liabilities, damages, costs and expenses (including attorneys' fees) resulting from claims by third parties for injuries to any person and damage to or theft or misappropriation or loss of property occurring in or about the Project and arising from the use and occupancy of the Premises or from any activity, work, or thing done, permitted or suffered by Tenant in or about the Premises or due to any other act or omission of Tenant, its subtenants, assignees, invitees, employees, contractors and agents. The furnishing of insurance required hereunder shall not be deemed to limit Tenant's obligations under this Paragraph 18.

     19. INSPECTION AND ACCESS. Landlord and its agents, representatives, and contractors may enter the Premises at any reasonable time to inspect the Premises and to make such repairs as may be required or permitted pursuant to this Lease and for any other business purpose; Landlord and Landlord's representatives may enter the Premises during business hours for the purpose of showing the Premises to prospective purchasers and, during the last year of the Lease Term, to prospective tenants; Landlord may erect a suitable sign on the Premises stating the Premises are available to let or that the Project is available for sale; Landlord may grant easements, make public dedications, designate common areas and create restrictions on or about the Premises, provided that none of the foregoing materially interferes with Tenant's use or occupancy of the Premises. At Landlord's request, Tenant shall execute such instruments as may be reasonably necessary for such easements, dedications or restrictions.

     20. QUIET ENJOYMENT. If Tenant shall perform all of the covenants and agreements herein required to be performed by Tenant, Tenant shall, subject to the terms of this Lease, at all times during the Lease Term, have peaceful and quiet enjoyment of the Premises against any person claiming by, through or under Landlord.

     21. SURRENDER. Upon termination of the Lease Term or earlier termination of Tenant's right of possession, Tenant shall surrender the Premises to Landlord in the same condition as received, broom clean, ordinary wear and tear and casualty loss and condemnation covered by Paragraphs 15 and 16 excepted. Any Trade Fixtures, Tenant-Made Alterations and property not so removed by Tenant as permitted or required herein shall be deemed abandoned and may be stored, removed, and disposed of by Landlord at Tenant's expense, and Tenant waives all claims against Landlord for any damages resulting from Landlord's retention and disposition of such property. All obligations of Tenant hereunder not fully performed as of the termination of the Lease Term shall survive the termination of the Lease Term, including without limitation, indemnity obligations, payment obligations with respect to Operating Expenses and obligations concerning the condition and repair of the Premises.

     22. HOLDING OVER. If Tenant retains possession of the Premises after the termination of the Lease Term, unless otherwise agreed in writing, such possession shall be subject to immediate termination by Landlord at any time, and all of the other terms and provisions of this Lease (excluding any expansion or renewal option or other similar right or option) shall be applicable during such holdover period, except that Tenant shall pay Landlord from time to time, upon demand, as Base Rent for the holdover period, an amount equal to 150% of the Base Rent in effect on the termination date, computed on a monthly basis for each month or part thereof during such holding over. All other payments shall continue under the terms of this Lease. In addition, Tenant shall be liable for all damages incurred by Landlord as a result of such holding over. No holding over by Tenant, whether with or without consent of Landlord, shall operate to extend this Lease except as otherwise expressly provided or agreed to by Landlord in writing, and this Paragraph 22 shall not be construed as consent for Tenant to retain possession of the Premises.

     23. EVENTS OF DEFAULT. Each of the following events shall be an event of default ("Event of Default") by Tenant under this Lease:

          (i) Tenant shall fail to pay any installment of Base Rent or any other payment required herein when due, and such failure shall continue for a period of 5 business days after receipt of notice from Landlord to Tenant that such payment was due; provided, however, that Landlord shall not be obligated to provide written notice of such failure more than 2 times in any consecutive 12-month period, and the failure of Tenant to pay any third or subsequent installment of Base Rent or any other payment required herein when due in any consecutive 12-month period shall constitute an Event of Default by Tenant under this Lease without the requirement of notice or opportunity to cure.

          (ii) Tenant or any guarantor or surety of Tenant's obligations hereunder shall (A) make a general assignment for the benefit of creditors;
     (B) commence any case, proceeding or other action seeking to have an order for relief entered on its behalf as a debtor or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or of any substantial part of its property (collectively a "proceeding for relief"); (C) become the subject of any proceeding for relief which is not dismissed within 60 days of its filing or entry; or (D) die or suffer a legal disability (if Tenant, guarantor, or surety is an individual) or be dissolved or otherwise fail to maintain its legal existence (if Tenant, guarantor or surety is a corporation, partnership or other entity).

          (iii) Any insurance required to be maintained by Tenant pursuant to this Lease shall be canceled or terminated or shall expire or shall be reduced or materially changed, except, in each case, as permitted in this Lease.

          (iv) Tenant shall not occupy or shall vacate the Premises or shall fail to continuously operate its business at the Premises for the permitted use set forth herein, whether or not Tenant is in monetary or other default under this Lease. Tenant's vacating of the Premises shall not constitute an Event of Default if, prior to vacating the Premises, Tenant has made arrangements reasonably acceptable to Landlord to (a) insure that Tenant's insurance for the Premises will not be voided or canceled with respect to the Premises as a result of such vacancy, (b) insure that the Premises are secured and not subject to vandalism, and (c) insure that the Premises will be properly maintained after such vacation. Tenant shall inspect the Premises at least every 2 months and report every 2 months in writing to Landlord on the condition of the Premises.

          (v) Tenant shall attempt or there shall occur any assignment, subleasing or other transfer of Tenant's interest in or with respect to this Lease except as otherwise permitted in this Lease.

          (vi) Subject to the terms of Paragraph 28 of this Lease, Tenant shall fail to discharge any lien placed upon the Premises in violation of this Lease within 30 days after any such lien or encumbrance is filed against the Premises.

          (vii) Tenant shall fail to comply with any provision of this Lease other than those specifically referred to in this Paragraph 23, and except as otherwise expressly provided herein, such default shall continue for more than 30 days after Landlord shall have given Tenant written notice of such default.

     24. LANDLORD'S REMEDIES. Upon each occurrence of an Event of Default and so long as such Event of Default shall be continuing, Landlord may at any time thereafter at its election: terminate this Lease or Tenant's right of possession, (but Tenant shall remain liable as hereinafter provided) and/or pursue any other remedies at law or in equity. Upon the termination of this Lease or termination of Tenant's right of possession, it shall be lawful for Landlord, without formal demand or notice of any kind, to re-enter the Premises by summary dispossession proceedings or any other action or proceeding authorized by law and to remove Tenant and all persons and property therefrom. If Landlord re-enters the Premises, Landlord shall have the right to keep in place and use, or remove and store, all of the furniture, fixtures and equipment at the Premises.

          If Landlord terminates this Lease, Landlord may recover from Tenant the sum of: all Base Rent and all other amounts accrued hereunder to the date of such termination; the cost of reletting the whole or any part of the Premises, including without limitation brokerage fees and/or leasing commissions incurred by Landlord, and costs of removing and storing Tenant's or any other occupant's property, repairing, altering, remodeling, or otherwise putting the Premises into condition reasonably acceptable to a new tenant or tenants, and all reasonable expenses incurred by Landlord in pursuing its remedies, including reasonable attorneys' fees and court costs; and the excess of the then present value of the Base Rent and other amounts payable by Tenant under this Lease as would otherwise have been required to be paid by Tenant to Landlord during the period following the termination of this Lease measured from the date of such termination to the expiration date stated in this Lease, over the present value of any net amounts which Tenant establishes Landlord can reasonably expect to recover by reletting the Premises for such period, taking into consideration the availability of acceptable tenants and other market conditions affecting leasing. Such present values shall be calculated at a discount rate equal to the 90-day U.S. Treasury bill rate at the date of such termination.

          If Landlord terminates Tenant's right to possession without terminating the Lease after an Event of Default, Landlord shall use commercially reasonable efforts to relet the Premises; provided, however, (a) Landlord shall not be obligated to accept any tenant proposed by Tenant, (b) Landlord shall have the right to lease any other space controlled by Landlord first, and (c) any proposed tenant shall meet all of Landlord's reasonable leasing criteria. For the purpose of such reletting Landlord is authorized to make any repairs, changes, alterations, or additions in or to the Premises as Landlord deems reasonably necessary or desirable. If the Premises are not relet, then Tenant shall pay to Landlord as damages a sum equal to the amount of the rental reserved in this Lease for such period or periods, plus the cost of recovering possession of the Premises (including attorneys' fees and costs of suit), the unpaid Base Rent and other amounts accrued hereunder at the time of repossession, and the reasonable costs incurred in any attempt by Landlord to relet the Premises. If the Premises are relet and a sufficient sum shall not be realized from such reletting [after first deducting therefrom, for retention by Landlord, the unpaid Base Rent and other amounts accrued hereunder at the time of reletting, the reasonable cost of recovering possession (including attorneys' fees and costs of suit), all of the costs and expense of repairs, changes, alterations, and additions, the reasonable expense of such reletting (including without limitation brokerage fees and leasing commissions) and the reasonable cost of collection of the rent accruing therefrom] to satisfy the rent provided for in this Lease to be paid, then Tenant shall immediately satisfy and pay any such deficiency. Any such payments due Landlord shall be made upon demand therefor from time to time and Tenant agrees that Landlord may file suit to recover any sums falling due from time to time. Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect in writing to terminate this Lease for such previous breach.

          Exercise by Landlord of any one or more remedies hereunder granted or otherwise available shall not be deemed to be an acceptance of surrender of the Premises and/or a termination of this Lease by Landlord, whether by agreement or by operation of law, it being understood that such surrender and/or termination can be effected only by the written agreement of Landlord and Tenant. Any law, usage, or custom to the contrary notwithstanding, Landlord shall have the right at all times to enforce the provisions of this Lease in strict accordance with the terms hereof; and the failure of Landlord at any time to enforce its rights under this Lease strictly in accordance with same shall not be construed as having created a custom in any way or manner contrary to the specific terms, provisions, and covenants of this Lease or as having modified the same. Tenant and Landlord further agree that forbearance or waiver by Landlord to enforce its rights pursuant to this Lease or at law or in equity, shall not be a waiver of Landlord's right to enforce one or more of its rights in connection with any subsequent default. A receipt by Landlord of rent or other payment with knowledge of the breach of any covenant hereof shall not be deemed a waiver of such breach, and no waiver by Landlord of any provision of this Lease shall be deemed to have been made unless expressed in writing and signed by Landlord. To the greatest extent permitted by law, Tenant waives the service of notice of Landlord's intention to re-enter as provided for in any statute, or to institute legal proceedings to that end, and also waives all right of redemption in case Tenant shall be dispossessed by a judgment or by warrant of any court or judge. The terms "enter," "re-enter," "entry" or "re-entry," as used in this Lease, are not restricted to their technical legal meanings.
Any reletting of the Premises shall be on such terms and conditions as Landlord in its sole discretion may determine (including without limitation a term different than the remaining Lease Term, rental concessions, alterations and repair of the Premises, lease of less than the entire Premises to any tenant and leasing any or all other portions of the Project before reletting the Premises). Landlord shall not be liable, nor shall Tenant's obligations hereunder be diminished because of, Landlord's failure to relet the Premises or collect rent due in respect of such reletting.

     25. TENANT'S REMEDIES/LIMITATION OF LIABILITY. Landlord shall not be in default hereunder unless Landlord fails to perform any of its obligations hereunder within 30 days after written notice from Tenant specifying such failure (unless such performance will, due to the nature of the obligation, require a period of time in excess of 30 days, then after such period of time as is reasonably necessary). All obligations of Landlord hereunder shall be construed as covenants, not conditions; and, except as may be otherwise expressly provided in this Lease, Tenant may not terminate this Lease for breach of Landlord's obligations hereunder. All obligations of Landlord under this Lease will be binding upon Landlord only during the period of its ownership of the Premises and not thereafter. The term "Landlord" in this Lease shall mean only the owner, for the time being of the Premises, and in the event of the transfer by such owner of its interest in the Premises, such owner shall thereupon be released and discharged from all obligations of Landlord thereafter accruing, but such obligations shall be binding during the Lease Term upon each new owner for the duration of such owner's ownership. Any liability of Landlord under this Lease shall be limited solely to its interest in the Project, and in no event shall any personal liability be asserted against Landlord in connection with this Lease nor shall any recourse be had to any other property or assets of Landlord.

     26. WAIVER OF JURY TRIAL. TENANT AND LANDLORD WAIVE ANY RIGHT TO TRIAL BY JURY OR TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, BETWEEN LANDLORD AND TENANT ARISING OUT OF THIS LEASE OR ANY OTHER INSTRUMENT, DOCUMENT, OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED HERETO.

     27. SUBORDINATION. This Lease and Tenant's interest and rights hereunder are and shall be subject and subordinate at all times to the lien of any first mortgage, now existing or hereafter created on or against the Project or the Premises, and all amendments, restatements, renewals, modifications, consolidations, refinancing, assignments and extensions thereof, without the necessity of any further instrument or act on the part of Tenant. Tenant agrees, at the election of the holder of any such mortgage, to attorn to any such holder. Tenant agrees upon demand to execute, acknowledge and deliver such instruments, confirming such subordination and such instruments of attornment as shall be requested by any such holder. Tenant hereby appoints Landlord attorney in fact for Tenant irrevocably (such power of attorney being coupled with an interest) to execute, acknowledge and deliver any such instrument and instruments for and in the name of the Tenant and to cause any such instrument to be recorded. Notwithstanding the foregoing, any such holder may at any time subordinate its mortgage to this Lease, without Tenant's consent, by notice in writing to Tenant, and thereupon this Lease shall be deemed prior to such mortgage without regard to their respective dates of execution, delivery or recording and in that event such holder shall have the same rights with respect to this Lease as though this Lease had been executed prior to the execution, delivery and recording of such mortgage and had been assigned to such holder. The term "mortgage" whenever used in this Lease shall be deemed to include deeds of trust, security assignments and any other encumbrances, and any reference to the "holder" of a mortgage shall be deemed to include the beneficiary under a deed of trust.

          Tenant shall not be obligated to subordinate the Lease or its interest therein to any future mortgage, deed of trust or ground lease on the Project unless concurrently with such subordination the holder of such mortgage or deed of trust or the ground lessor under such ground lease agrees not to disturb Tenant's possession of the Premises under the terms of the Lease in the event such holder or ground lessor acquires title to the Premises through foreclosure, deed in lieu of foreclosure or otherwise. Tenant shall be solely responsible for any fees or expenses charged by the holder of such mortgage or deed of trust in connection with the granting of such non-disturbance agreement.

     28. MECHANIC'S LIENS. Tenant has no express or implied authority to create or place any lien or encumbrance of any kind upon, or in any manner to bind the interest of Landlord or Tenant in, the Premises or to charge the rentals payable hereunder for any claim in favor of any person dealing with Tenant, including those who may furnish materials or perform labor for any construction or repairs. Tenant covenants and agrees that it will pay or cause to be paid all sums legally due and payable by it on account of any labor performed or materials furnished in connection with any work performed on the Premises and that it will save and hold Landlord harmless from all loss, cost or expense based on or arising out of asserted claims or liens against the leasehold estate or against the interest of Landlord in the Premises or under this Lease. Tenant shall give Landlord immediate written notice of the placing of any lien or encumbrance against the Premises and cause such lien or encumbrance to be discharged within 30 days of the filing or recording thereof; provided, however, Tenant may contest such liens or encumbrances as long as such contest prevents foreclosure of the lien or encumbrance and Tenant causes such lien or encumbrance to be bonded or insured over in a manner satisfactory to Landlord within such 30 day period.

     29. ESTOPPEL CERTIFICATES. Tenant agrees, from time to time, within 15 days after request of Landlord, to execute and deliver to Landlord, or Landlord's designee, any estoppel certificate requested by Landlord, stating that this Lease is in full force and effect, the date to which rent has been paid, that Landlord is not in default hereunder (or specifying in detail the nature of Landlord's default), the termination date of this Lease and such other matters pertaining to this Lease as may be requested by Landlord. Tenant's obligation to furnish each estoppel certificate in a timely fashion is a material inducement for Landlord's execution of this Lease. No cure or grace period provided in this Lease shall apply to Tenant's obligations to timely deliver an estoppel certificate. Tenant hereby irrevocably appoints Landlord as its attorney in fact to execute on its behalf and in its name any such estoppel certificate if Tenant fails to execute and deliver the estoppel certificate within 15 days after Landlord's written request thereof.

     30. ENVIRONMENTAL REQUIREMENTS. Except for Hazardous Material contained in products used by Tenant in de minimis quantities for ordinary cleaning and office purposes, Tenant shall not permit or cause any party to bring any Hazardous Material upon the Premises or transport, store, use, generate, manufacture or release any Hazardous Material in or about the Premises without Landlord's prior written consent. Tenant, at its sole cost and expense, shall operate its business in the Premises in strict compliance with all Environmental Requirements and shall remediate in a manner reasonably satisfactory to Landlord any Hazardous Materials released on or from the Project by Tenant, its agents, employees, contractors, subtenants or invitees. Tenant shall complete and certify to disclosure statements as requested by Landlord from time to time relating to Tenant's transportation, storage, use, generation, manufacture or release of Hazardous Materials on the Premises. The term "Environmental Requirements" means all applicable present and future statutes, regulations, ordinances, rules, codes, judgments, orders or other similar enactments of any governmental authority or agency regulating or relating to health, safety, or environmental conditions on, under, or about the Premises or the environment, including without limitation, the following: the Comprehensive Environmental Response, Compensation and Liability Act; the Resource Conservation and Recovery Act; and all state and local counterparts thereto, and any regulations or policies promulgated or issued thereunder. The term "Hazardous Materials" means and includes any substance, material, waste, pollutant, or contaminant listed or defined as hazardous or toxic, under any Environmental Requirements, asbestos and petroleum, including crude oil or any fraction thereof, natural gas liquids, liquified natural gas, or synthetic gas usable for fuel (or mixtures of natural gas and such synthetic gas). As defined in Environmental Requirements, Tenant is and shall be deemed to be the "operator" of Tenant's "facility" and the "owner" of all Hazardous Materials brought on the Premises by Tenant, its agents, employees, contractors or invitees, and the wastes, by-products, or residues generated, resulting, or produced therefrom.

          Tenant shall indemnify, defend, and hold Landlord harmless from and against any and all losses (including, without limitation, diminution in value of the Premises or the Project and loss of rental income from the Project), claims, demands, actions, suits, damages (including, without limitation, punitive damages), expenses (including, without limitation, remediation, removal, repair, corrective action, or cleanup expenses), and costs (including, without limitation, actual attorneys' fees, consultant fees or expert fees and including, without limitation, removal or management of any asbestos brought into the property or disturbed in breach of the requirements of this Paragraph 30, regardless of whether such removal or management is required by law) which are brought or recoverable against, or suffered or incurred by Landlord as a result of any release of Hazardous Materials for which Tenant is obligated to remediate as provided above or any other breach of the requirements under this Paragraph 30 by Tenant, its agents, employees, contractors, subtenants, assignees or invitees, regardless of whether Tenant had knowledge of such noncompliance. The obligations of Tenant under this Paragraph 30 shall survive any termination of this Lease.

          Landlord shall have access to, and a right to perform inspections and tests of, the Premises to determine Tenant's compliance with Environmental Requirements, its obligations under this Paragraph 30, or the environmental condition of the Premises. Access shall be granted to Landlord upon Landlord's prior notice to Tenant and at such times so as to minimize, so far as may be reasonable under the circumstances, any disturbance to Tenant's operations. Such inspections and tests shall be conducted at Landlord's expense, unless such inspections or tests reveal that Tenant has not complied with any Environmental Requirement, in which case Tenant shall reimburse Landlord for the reasonable cost of such inspection and tests. Landlord's receipt of or satisfaction with any environmental assessment in no way waives any rights that Landlord holds against Tenant.

     31. RULES AND REGULATIONS. Tenant shall, at all times during the Lease Term and any extension thereof, comply with all reasonable rules and regulations at any time or from time to time established by Landlord covering use of the Premises and the Project. The current rules and regulations are attached hereto. In the event of any conflict between said rules and regulations and other provisions of this Lease, the other terms and provisions of this Lease shall control. Landlord shall not have any liability or obligation for the breach of any rules or regulations by other tenants in the Project.

     32. SECURITY SERVICE. Tenant acknowledges and agrees that, while Landlord may patrol the Project, Landlord is not providing any security services with respect to the Premises and that Landlord shall not be liable to Tenant for, and Tenant waives any claim against Landlord with respect to, any loss by theft or any other damage suffered or incurred by Tenant in connection with any unauthorized entry into the Premises or any other breach of security with respect to the Premises.

     33. FORCE MAJEURE. Landlord shall not be held responsible for delays in the performance of its obligations hereunder when caused by strikes, lockouts, labor disputes, acts of God, inability to obtain labor or materials or reasonable substitutes therefor, governmental restrictions, governmental regulations, governmental controls, delay in issuance of permits, enemy or hostile governmental action, civil commotion, fire or other casualty, and other causes beyond the reasonable control of Landlord ("Force Majeure").

     34. ENTIRE AGREEMENT. This Lease constitutes the complete agreement of Landlord and Tenant with respect to the subject matter hereof. No representations, inducements, promises or agreements, oral or written, have been made by Landlord or Tenant, or anyone acting on behalf of Landlord or Tenant, which are not contained herein, and any prior agreements, promises, negotiations, or representations are superseded by this Lease. This Lease may not be amended except by an instrument in writing signed by both parties hereto.

     35. SEVERABILITY. If any clause or provision of this Lease is illegal, invalid or unenforceable under present or future laws, then and in that event, it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby. It is also the intention of the parties to this Lease that in lieu of each clause or provision of this Lease that is illegal, invalid or unenforceable, there be added, as a part of this Lease, a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.

     36.  BROKERS.   Tenant represents and warrants that it has dealt with no
broker, agent
or other person in connection with this transaction and that no broker, agent or other person brought about this transaction, other than the broker, if any, set forth on the first page of this Lease, and Tenant agrees to indemnify and hold Landlord harmless from and against any claims by any other broker, agent or other person claiming a commission or other form of compensation by virtue of having dealt with Tenant with regard to this leasing transaction.

     37. MISCELLANEOUS. (a) Any payments or charges due from Tenant to Landlord hereunder shall be considered rent for all purposes of this Lease.

     (b) If and when included within the term "Tenant," as used in this instrument, there is more than one person, firm or corporation, each shall be jointly and severally liable for the obligations of Tenant.

     (c) All notices required or permitted to be given under this Lease shall be in writing and shall be sent by registered or certified mail, return receipt requested, or by a reputable national overnight courier service, postage prepaid, or by hand delivery addressed to the parties at their addresses below, and with a copy sent to Landlord at 14100 EAST 35TH PLACE, AURORA, COLORADO 80011. Either party may by notice given aforesaid change its address for all subsequent notices. Except where otherwise expressly provided to the contrary, notice shall be deemed given upon delivery.

     (d) Except as otherwise expressly provided in this Lease or as otherwise required by law, Landlord's consent or approval shall not be unreasonably withheld.

     (e) At Landlord's request from time to time Tenant shall furnish Landlord with true and complete copies of its most recent annual and quarterly financial statements prepared by Tenant or Tenant's accountants and any other financial information or summaries that Tenant typically provides to its lenders or shareholders.

     (f) Neither this Lease nor a memorandum of lease shall be filed by or on behalf of Tenant or Landlord in any public record. Landlord may prepare and file, and upon request by Landlord Tenant will execute, a memorandum of lease.

     (g) The normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Lease or any exhibits or amendments hereto.

     (h) The submission by Landlord to Tenant of this Lease shall have no binding force or effect, shall not constitute an option for the leasing of the Premises, nor confer any right or impose any obligations upon either party until execution of this Lease by both parties.

     (i) Words of any gender used in this Lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires. The captions inserted in this Lease are for convenience only and in no way define, limit or otherwise describe the scope or intent of this Lease, or any provision hereof, or in any way affect the interpretation of this Lease.

     (j) Any amount not paid by Tenant within 5 business days after receipt of notice from Landlord to Tenant that such payment was due; provided, however, that Landlord shall not be obligated to provide written notice of such failure more than 2 times in any consecutive 12-month period, shall bear interest from such due date until paid in full at the lesser of the highest rate permitted by applicable law or 12 percent per year. It is expressly the intent of Landlord and Tenant at all times to comply with applicable law governing the maximum rate or amount of any interest payable on or in connection with this Lease. If applicable law is ever judicially interpreted so as to render usurious any interest called for under this Lease, or contracted for, charged, taken , reserved, or received with respect to this Lease, then it is Landlord's and Tenant's express intent that all excess amounts theretofore collected by Landlord be credited on the applicable obligation (or, if the obligation has been or would thereby be paid in full, refunded to Tenant), and the provisions of this Lease immediately shall be deemed reformed and the amounts thereafter collectible hereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder.

     (k) Construction and interpretation of this Lease shall be governed by the laws of the state in which the Project is located, excluding any principles of conflicts of laws.

     (l) Time is of the essence as to the performance of Tenant's obligations under this Lease.

     (m) All exhibits and addenda attached hereto are hereby incorporated into this Lease and made a part hereof. In the event of any conflict between such exhibits or addenda and the terms of this Lease, such exhibits or addenda shall control.

     38.  LANDLORD'S LIEN/SECURITY INTEREST. Intentionally deleted.

     39. LIMITATION OF LIABILITY OF TRUSTEES, SHAREHOLDERS, AND OFFICERS OF PROLOGIS TRUST. Any obligation or liability whatsoever of ProLogis Trust, a Maryland real estate investment trust, which may arise at any time under this Lease or any obligation or liability which may be incurred by it pursuant to any other instrument, transaction, or undertaking contemplated hereby shall not be personally binding upon, nor shall resort for the enforcement thereof be had to the property of, its trustees, directors, shareholders, officers, employees or agents, regardless of whether such obligation or liability is in the nature of contract, tort, or otherwise.

     40. PURCHASE OF LAND. Landlord and Tenant hereby acknowledge and agree that the effectiveness of this Lease is contingent upon Landlord acquiring the real property required to develop the Premises by October 16, 1998, and Landlord shall use commercially reasonable efforts to effectuate the acquisition of the real property required to develop the Premises by October 16, 1998. In the event the Landlord does not acquire the real property required to develop the Premises by October 16, 1998, then this Lease shall be deemed null and void, and no longer in full force and effect.

     IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the day and year first above written.



TENANT                                  LANDLORD:

SELECT COMFORT CORPORATION              PROLOGIS DEVELOPMENT SERVICES
                                        INCORPORATED


By:   /s/ D. J. McAthie                 By:    /s/ Bud Lyons
    ----------------------------------      ---------------------------------
Title:  Daniel J. McAthie, EVP-CAO-CFR  Title:  Irving F. (Bud) Lyons III,
        & Secretary                             Co-Chairman

Address:                                Address:
6105 Trenton Lane N.                    14100 E. 35th Place

Minneapolis, MN  55442-3240             Aurora, CO  80011

                                RULES AND REGULATIONS

1 The sidewalk, entries, and driveways of the Project shall not be obstructed by Tenant, or its agents, or used by them for any purpose other than ingress and egress to and from the Premises.

2. Tenant shall not place any objects, including antennas, outdoor furniture, etc., in the parking areas, landscaped areas or other areas outside of its Premises, or on the roof of the Project, except for miscellaneous furniture associated with an employee lunch area.

3. Except for seeing-eye dogs, no animals shall be allowed in the offices, halls, or corridors in the Project.

4. Tenant shall not disturb the occupants of the Project or adjoining buildings by the use of any radio or musical instrument or by the making of loud or improper noises.

5. If Tenant desires telegraphic, telephonic or other electric connections in the Premises, Landlord or its agent will direct the electrician as to where and how the wires may be introduced; and, without such direction, no boring or cutting of wires will be permitted. Any such installation or connection shall be made at Tenant's expense.

6. Tenant shall not install or operate any steam or gas engine or boiler, or other mechanical apparatus in the Premises, except as specifically approved in the Lease or by Landlord pursuant to the Lease. The use of oil, gas or inflammable liquids for heating, lighting or any other purpose is expressly prohibited. Explosives or other articles deemed extra hazardous shall not be brought into the Project.

7. Parking any type of recreational vehicles is specifically prohibited on or about the Project. Except for the overnight parking of operative vehicles, no vehicle of any type shall be stored in the parking areas at any time.
     In the event that a vehicle is disabled, it shall be removed within 48 hours. There shall be no "For Sale" or other advertising signs on or about any parked vehicle. All vehicles shall be parked in the designated parking areas in conformity with all signs and other markings. All parking will be open parking, and no reserved parking, numbering or lettering of individual spaces will be permitted except as specified by Landlord.

8. Tenant shall maintain the Premises free from rodents, insects and other pests.

9. Landlord reserves the right to exclude or expel from the Project any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs or who shall in any manner do any act in violation of the Rules and Regulations of the Project.

10. Tenant shall not cause any unnecessary labor by reason of Tenant's carelessness or indifference in the preservation of good order and cleanliness. Landlord shall not be responsible to Tenant for any loss of property on the Premises, however occurring, or for any damage done to the effects of Tenant by the janitors or any other employee or person.

11. Tenant shall give Landlord prompt notice of any defects in the water, lawn sprinkler, sewage, gas pipes, electrical lights and fixtures, heating apparatus, or any other service equipment affecting the Premises.

12. Except as otherwise provided for in the Lease, Tenant shall not permit storage outside the Premises, including without limitation, outside storage of trucks and other vehicles, or dumping of waste or refuse or permit any harmful materials to be placed in any drainage system or sanitary system in or about the Premises.

13. All moveable trash receptacles provided by the trash disposal firm for the Premises must be kept in the trash enclosure areas, if any, provided for that purpose.

14. No auction, public or private, will be permitted on the Premises or the Project.

15. No awnings shall be placed over the windows in the Premises except with the prior written consent of Landlord.

16. The Premises shall not be used for lodging, sleeping or cooking or for any immoral or illegal purposes or for any purpose other than that specified in the Lease. No gaming devices shall be operated in the Premises.

17. Tenant shall ascertain from Landlord the maximum amount of electrical current which can safely be used in the Premises, taking into account the capacity of the electrical wiring in the Project and the Premises and the needs of other tenants, and shall not use more than such safe capacity. Landlord's consent to the installation of electric equipment shall not relieve Tenant from the obligation not to use more electricity than such safe capacity.

18. Tenant assumes full responsibility for protecting the Premises from theft, robbery and pilferage.

19. Tenant shall not install or operate on the Premises any machinery or mechanical devices of a nature not directly related to Tenant's ordinary use of the Premises and shall keep all such machinery free of vibration, noise and air waves which may be transmitted beyond the Premises.

                                     ADDENDUM 1

                               BASE RENT ADJUSTMENTS

                   ATTACHED TO AND A PART OF THE LEASE AGREEMENT
                         DATED SEPTEMBER 30, 1998, BETWEEN
                     PROLOGIS DEVELOPMENT SERVICES INCORPORATED
                                        and
                             SELECT COMFORT CORPORATION


     Subject to the provisions of Addendum 7 to this Lease, Base Rent shall equal the following amounts for the respective periods set forth below:


          Period                             Monthly Base Rent
          ------                             -----------------
     Month 1 - 60                            $33,969.00


     Month 61-120                            $39,070.00

                                    ADDENDUM 2

                            CONSTRUCTION-BUILDING SHELL

                   ATTACHED TO AND A PART OF THE LEASE AGREEMENT
                         DATED SEPTEMBER 30, 1998, BETWEEN
                     PROLOGIS DEVELOPMENT SERVICES INCORPORATED
                                        and
                             SELECT COMFORT CORPORATION



          1. DEFINITIONS . As used in this Addendum 2, the following terms shall have the following respective meanings:

               (a) "BUILDING SHELL IMPROVEMENTS" shall mean all items of construction and all improvements specified and listed on Attachment 1 to this Addendum 2 to the Lease, to be more particularly described in the Building Shell Plans provided for in Paragraph 2(b) below.

               (b) "LANDLORD'S PROJECT REPRESENTATIVE" shall mean John Hanson, or any replacement designated by Landlord in writing to Tenant pursuant to the notice provisions of the Lease.

               (c) "TENANT DELAYS" shall mean and refer to delays in the completion of construction of the Building Shell Improvements caused or contributed to by (i) failure of Tenant to respond to the proposed Building Shell Plans within the time periods provided in Paragraph 2(c) below, and any delays resulting from the implementation of the hereinbelow provided dispute resolution process to resolve any disputes between Landlord and Tenant with respect to such Building Shell Plans, (ii) any request by Tenant for design or specification changes in the Building Shell Improvements during completion of construction thereof that will require extensive or substantial re-design of any structural component or system of the Building Shell Improvements, or (iii) Tenant's material interference with construction (taking into consideration the construction deadlines imposed on Landlord hereunder), including (without limitation) material interference resulting from Tenant's early entry of the Premises pursuant to Paragraph 5 of this Addendum One. In order to make a claim for a Tenant Delay under clauses (ii) or (iii) above, Landlord's Project Representative must give Tenant's Project Representative written notice of such claim of Tenant Delay within twelve (12) hours following the first occurrence of the event(s) giving rise to such claim of delay.

               (d) "TENANT'S PROJECT REPRESENTATIVE" shall mean Greg Kliner or any replacement designated by Tenant in writing to Landlord pursuant to the notice provisions of the Lease.

               The other defined terms used in the various Paragraphs of this Addendum 2 shall have the respective means therein set forth for such terms. Defined terms used in this

Addendum 2 for which no definition is herein provided shall have the respective meanings provided for such defined terms in the Lease.

     2.   SCOPE OF THE WORK.

          (a) Landlord agrees to furnish or perform, at Landlord's sole cost and expense, the Building Shell Improvements specified and listed on Attachment 1 to this Addendum 2, to be more particularly described in the Building Shell Plans provided for in Paragraph 2(b) below.

          (b) Landlord shall prepare or cause to be prepared and submitted to Tenant's Project Representative, Greg Kliner, at Tenant's offices at 6105 Trenton Lane N., Minneapolis, MN 55442-3240, for Tenant's review, by October 1, 1998, subject to Tenant Delays and events of Force Majeure, complete and final architectural and engineering drawings and specifications (hereinafter collectively referred to as the "Building Shell Plans"), consistent with the description of the Building Shell Improvements set forth on Attachment 1 to this Addendum 2. Tenant agrees that it shall not unreasonably withhold, delay or condition its approval of the proposed Building Shell Plans. The approval process for the Building Shell Plans shall be substantially as set forth below. In no event shall Landlord be obligated to construct any portion of the Building Shell Improvements unless and until Tenant has approved (or is deemed to have approved) Building Shell Plans at 100% completion.

          (c) Tenant shall have 10 business days after Tenant's receipt of the proposed Building Shell Plans to review the same and notify Landlord in writing of any comments or requested changes, or to otherwise give its approval or disapproval of such proposed Building Shell Plans. Tenant's right to disapprove the Building Shell Plans shall be limited to material inconsistencies with the specifications set forth on Attachment 1 hereto and items which do not comply with applicable Legal Requirements. If Tenant fails to give written comments to or disapprove the Building Shell Plans within such 10 day period, then Tenant shall be deemed to have approved the Building Shell Plans as submitted. Subject to Landlord's rights under the provisions of Paragraph 2(d) below, Landlord shall have 10 business days following its receipt of Tenant's comments and requested changes to redraw the proposed Building Shell Plans in compliance with Tenant's request and to resubmit the same for Tenant's final review and approval or comment within 5 days of Tenant's receipt of such revised plans. Such process shall be repeated as necessary until final approval or deemed approval by Tenant of the proposed Building Shell Plans at 100% completion has been obtained.

          (d) In the event that Landlord disagrees with any of the changes to the proposed Building Shell Plans requested by Tenant, then the Project Representatives of Landlord and Tenant shall consult with respect thereto and each party shall use all reasonable efforts to promptly resolve any disputed elements of such proposed Building Shell Plans. Landlord and Tenant agree that if after consultation with each other and their respective architects they are unable to resolve any disputed items within 10 days of Tenant's written request for changes, then such dispute between Landlord and Tenant with respect to the Building Shell Plans or Tenant's request for changes to the proposed Building Shell Plans shall be resolved pursuant to the provisions of Paragraph 6 below.

          (e) In the event that Tenant proposes any changes to the Building Shell Plans (or any portion thereof) after the same have been approved or deemed approved by Landlord, Landlord shall not unreasonably withhold its consent to any such changes, provided the changes do not, in Landlord's reasonable opinion, adversely affect the Building structure, systems, or equipment, or the external appearance of the Building, or the long-term viability of the Building as an office/warehouse project. Any proposed changes to the approved Building Shell Plans shall be reviewed and approved pursuant to the procedures of Subparagraphs
(c) and (d) of this Paragraph 2.

          (g) As soon as the Building Shell Plans are mutually agreed upon, Landlord shall use diligent efforts to obtain all required permits, authorizations, and licenses from appropriate governmental authorities for construction of the Building Shell Improvements. Tenant shall be solely responsible for obtaining any business or other license or permit required for the conduct of its business at the Premises.

          (h) Landlord's construction of the Building Shell Improvements shall be performed in substantial compliance with this Addendum and the Building Shell Plans approved in writing by Tenant (and any changes thereto approved by Landlord as herein provided), and in a good and workmanlike manner, utilizing only new materials. All such work shall be performed by Landlord in compliance with all applicable building codes, regulations and all other Legal Requirements.

     3. CONSTRUCTION MILESTONES: DELAY DAMAGES. Landlord shall cause the following construction milestones to be achieved, subject in each case to Tenant Delays and events of Force Majeure:

          (a) By March 1, 1999, subject to Tenant Delays and events of Force Majeure (including weather delays but only if such delays exceed 5 days, on a cumulative basis), Landlord shall cause the Building Shell to be "dried-in" so as to enable Tenant to begin installing its racking and manufacturing equipment (as used herein, the term "dried-in" shall mean the exterior walls are erected, the exterior doors are installed, the roof structure and roofing work, including flashing, are complete, overhead electrical and mechanical work in the warehouse is complete, electrical service to the warehouse has been energized, heat to the Premises has been turned on, the high-bay lighting fixtures for the warehouse have been installed and are functional, and the warehouse floor has been cleaned and sealed); otherwise, the scheduled Commencement Date of the Lease shall be extended for such days of delay beyond March 1, 1999 until the date on which the Building Shell is dried-in. Additionally, Landlord shall cause the Building Shell Improvements (but not the Initial Improvements to be constructed by Landlord as provided for in Addendum 3 to this Lease) to be substantially completed, with all mechanical systems of the Building in good working order, except for minor punch list items which do not prevent or restrict in any material way Tenant's use of the entirety of the facility for its manufacturing and distribution use (after Landlord's construction of its Initial Improvements as provided for in Addendum 3 to this Lease) by May 1, 1999, subject to Tenant Delays and events of Force Majeure, as hereinabove provided; otherwise, the scheduled Commencement Date of the Lease shall be extended for each day of delay beyond May 1, 1999 until the date on which the Building Shell Improvements are substantially completed as hereinabove described. As used herein, the term "substantially completed" does not mean or require that minor punch list items for the

Building Shell Improvements have been completed or that seasonal items (such as landscaping) have been completed. The actual date of substantial completion of the Building Shell Improvements shall be the Commencement Date of this Lease, but Landlord shall be obligated to continue to use commercially reasonable efforts, at Landlord's sole cost and expense (which shall not be Operating Expenses) after commencement of the Lease Term to complete such minor punch list and seasonal items.

          Notwithstanding anything contained herein to the contrary, subject to Tenant Delays and events of Force Majeure, in the event Landlord fails to cause the Building Shell to be dried-in by March 1, 1999, Landlord shall pay to Tenant as a penalty for such delay Base Rent on a per diem basis for every day that the dried-in construction is delayed, not to exceed 60 days.

          (b) As each such construction milestone is achieved, Tenant shall, within five business (5) days after notice from Landlord of its achievement, execute and deliver to Landlord a certificate or statement indicating the date on which such construction milestone has been met, if the same has been met (or assert in writing within such 5-day period that such milestone has not been met). This provision shall have no effect on Landlord's next subsequent construction milestones.

     4. PUNCH LIST. Within thirty (30) days following Landlord's notice of substantial completion of the Building Shell Improvements to Tenant, Landlord's Project Representative and Tenant's Project Representative shall perform a joint inspection of the Premises in order to prepare a "punch list" of items to be completed by Landlord in order to achieve final completion of the Building Shell Improvements. In the event of any dispute between Landlord and Tenant with respect to items to be included on the punch list, such disputes shall be subject to resolution pursuant to the provisions of Paragraph 6 of this Addendum
2. Landlord shall complete such "punch list" items within thirty (30) days after agreement on such punch list, subject, however, to seasonal requirements for any landscaping and exterior work, and to any delay in availability of necessary parts or materials (provided Landlord has exercised due diligence in ordering such parts or materials) required for completion of the punch list items.

     5. TENANT'S EARLY ENTRY. Subject to applicable ordinances and building codes governing Tenant's right to occupy or perform in the Building Shell Improvements and subject to the provisions of Paragraph 12 of the Lease, Tenant shall be allowed to install its conveyor and racking systems, machinery, equipment, fixtures, or other property in the Building Shell Improvements (collectively, Tenant's "FIXTURING") immediately following Landlord's delivering the Premises in a dried-in condition per Paragraph 3(a) of this Addendum 2, provided that Tenant does not thereby unreasonably interfere with the completion of construction or occasion any labor dispute as a result of such fixturing, and provided further that Tenant does hereby agree to assume all risk of loss or damage to such improvements, machinery, equipment, fixtures and other property installed by Tenant, its employees, agents or contractors. In addition, Tenant agrees to indemnify, defend, and hold Landlord harmless from any and all liability, loss, or damage arising from any injury to the property of Landlord, its Contractor, its subcontractors, or materialmen, and any death or personal injury to any person or persons arising out of such fixturing, to the extent caused by the negligence or willful misconduct of Tenant, its agents, employees or contractors.

     6. DISPUTE RESOLUTION. The parties (through their Project Representatives) shall make good faith efforts to resolve any dispute which may arise under this Addendum 2 in an expedient manner. In the event, however, that any dispute arises, either party may notify the other party of its intent to invoke the dispute resolution procedure herein set forth by delivering written notice to the other party. In such event, if the parties' respective Project Representatives are unable to reach agreement on the subject dispute within five
(5) business days after delivery of such notice, then each party shall, within five (5) business days thereafter, designate a representative of its management to meet at a mutually agreed location to resolve the dispute.

     7. CONSTRUCTION WARRANTIES. Tenant acknowledges that Landlord has made no representation or warranty as to the suitability of the design of the Building Shell Improvements for the conduct of Tenant's business, and Tenant waives any implied warranty that the Building Shell Improvements are suitable for Tenant's intended purposes. However, and in lieu of any implied warranties, Landlord expressly warrants to Tenant, which warranty shall run for the one (1) year period from and after the actual date of substantial completion of the Building Shell Improvements, that the Building Shell Improvements will be constructed in a good and workmanlike manner and substantially in accordance with the specifications set forth in Attachment 1 to this Addendum 2 and the Building Shell Plans therefor, will be of good quality and new, and will be free of material defects.

          The above warranty (i) includes labor and materials but (ii) excludes remedy for damage or defect caused by abuse, modifications not executed by Landlord or its contractors, Tenant's failure to reasonably maintain the Building Shell Improvements in accordance with the provisions of the Lease or Tenant's failure to reasonably operate or use the Building Shell Improvements for their intended purposes, and normal wear and tear under normal usage. If within one (1) year after the date of Substantial Completion of the Building Shell Improvements any of the Building Shell Improvements are found to be not in accordance with the specifications set forth on Attachment 1 to this Addendum 2 and the Building Shell Plans therefor, or are found to be otherwise defective, then Landlord shall correct such defects, and any other damaged materials or finishes that are part of the Building Shell Improvements (but not any of Tenant's fixtures, furniture, furnishings, equipment, machinery, supplies, stock, inventory or other personal property), promptly after receipt of written notice from Tenant. Tenant shall give written notice promptly after discovery of the condition. Landlord's warranties as set forth above are expressly intended to survive substantial completion and completion of the construction of the Building Shell Improvements, acceptance and/or occupancy of the Building Shell Improvements by Tenant, and the payment of Base Rent or other amounts payable under this Lease by Tenant, for the full one (1) year period herein set forth.

          Landlord shall assign to Tenant (or have Tenant named as a co-obligee on) all warranties that are assignable (or on which Tenant may be named as a co-obligee) and applicable to those portions of the Building Shell Improvements (including, without limitation, equipment, systems, and the roof) that Tenant is obligated to maintain or repair under this Lease; and, to the extent such warranties are not assignable (or Tenant cannot be named as a co-obligee), Landlord shall use reasonable efforts to enforce such warranties on behalf of and for the benefit of Tenant, if and as applicable. With respect to any warranties applicable to those portions of the Building Shell Improvements that Landlord is obligated to maintain or repair under this Lease,

Landlord also shall use reasonable efforts to have Tenant named as an additional party entitled to enforce such warranties in the event Landlord fails or refuses to do so.

                                     ADDENDUM 3

                             CONSTRUCTION-IMPROVEMENTS

                   ATTACHED TO AND A PART OF THE LEASE AGREEMENT
                         DATED SEPTEMBER 30, 1998, BETWEEN
                     PROLOGIS DEVELOPMENT SERVICES INCORPORATED
                                        and
                             SELECT COMFORT CORPORATION


          (a) Landlord agrees to furnish or perform at Landlord's sole cost and expense those items of construction and those improvements (the "INITIAL IMPROVEMENTS") specified below and as more fully described on Attachment 1 to this Addendum 3:

          - Warehouse Electrical & Mechanical: 1200 Amp 480/277 volt three phase electrical service with 6 subpanels as per outline specifications, 20 foot candles of warehouse lighting 72" above finished floor prior to installation of racking, (400 watt metal halide fixtures).
          - Warehouse Ventilation: Landlord will provide two air changes per hour.
          - Dock Equipment: Twenty-six (26) dock doors with bumpers, of which twenty-three (23) dock doors to have hydraulic levelers, seals and swing-arm type dock lights.
          - Warehouse Breakroom: 10'x20' employee breakroom located in the northwest corner of the Premises.

               Further, Landlord agrees to furnish or perform those items of construction and those improvements (the "INITIAL ALLOWANCE IMPROVEMENTS") specified below and as more fully described on Attachment 1 to this Addendum 3:

          - 6,000 square feet of office area: Allowance calculated at $36.00 p.s.f.
          -    Main Warehouse Restroom:  Allowance in a lump sum amount of
               $45,000
          -    Monument/Building Signage:  Allowance in a lump sum amount of
               $13,000

Landlord shall pay for the Initial Allowance Improvements up to a maximum amount of $216,000 for the office area; $45,000 for the main warehouse restroom, and $13,000 for the building monument signage, and Tenant shall pay for the cost of the Initial Allowance Improvements in excess of such amount. If the cost of the Initial Allowance Improvements is estimated to exceed such amount, such estimated overage shall be paid by Tenant before Landlord begins construction and a final adjusting payment based upon the actual costs of the Initial Allowance Improvements shall be made when the Initial Allowance Improvements are complete.

Additionally, Landlord shall pay for additional miscellaneous tenant improvements ("Miscellaneous Improvements") up to a maximum amount of $100,000 ("Miscellaneous Allowance"), subject to the provisions of Addendum 6 of this Lease, and in no event shall

Landlord have any obligation to pay for any costs of any additional miscellaneous tenant improvements in excess of the Miscellaneous Allowance. The Miscellaneous Allowance shall be repaid to Landlord, together with interest at 10.5% per annum, in equal monthly installments over the Lease term; provided, however, in no event shall Landlord be obligated to amortize any portion of such overage in excess of $100,000 and any estimated overage in excess of such amount shall be paid by Tenant to Landlord before Landlord begins constructing any additional miscellaneous tenant improvements. Upon completion the parties shall make an adjusting payment between them.

          (b) If Tenant shall desire any changes, Tenant shall so advise Landlord in writing and Landlord shall determine whether such changes can be made in a reasonable and feasible manner. Any and all costs of reviewing any requested changes, and any and all costs of making any changes to the Initial Improvements, the Initial Allowance Improvements, or the Miscellaneous Improvements which Tenant may request and which Landlord may agree to shall be at Tenant's sole cost and expense and shall be paid to Landlord upon demand and before execution of the change order.

          (c) Landlord shall proceed with and complete the construction of the Initial Improvements, the Initial Allowance Improvements and the Miscellaneous Improvements, subject to Tenant's compliance with the terms and conditions of Addendum #7 of this Lease. As soon as such improvements have been Substantially Completed, Landlord shall notify Tenant in writing of the date that such improvements were Substantially Completed. Such date, in conjunction with the substantial completion of the Building Shell as defined in Addendum 2 of this Lease, shall be the "COMMENCEMENT DATE," unless the completion of such improvements was delayed due to any act or omission of, or delay caused by, Tenant including, without limitation, Tenant's failure to approve plans, complete submittals or obtain permits within the time periods agreed to by the parties or as reasonably required by Landlord, in which case the Commencement Date shall be the date such improvements would have been completed but for the delays caused by Tenant. Such improvements shall be deemed substantially completed ("SUBSTANTIALLY COMPLETED") when, in the mutual and professional opinion of Landlord's representative and Tenant's representative ("CONSTRUCTION MANAGER"), the Premises are substantially completed except for punch list items which do not prevent in any material way the use of the Premises for the purposes for which they were intended. In the event Tenant, its employees, agents, or contractors cause construction of such improvements to be delayed, the date of Substantial Completion shall be deemed to be the date that, in the professional and reasonable opinion of the Construction Manager, Substantial Completion would have occurred if such delays had not taken place. Without limiting the foregoing, Tenant shall be solely responsible for delays caused by Tenant's request for any changes in the plans, Tenant's request for long lead items or Tenant's interference with the construction of the Initial Improvements, the Initial Allowance Improvements or the Miscellaneous Improvements, and such delays shall not cause a deferral of the Commencement Date beyond what it otherwise would have been. After the Commencement Date Tenant shall, upon demand, execute and deliver to Landlord a letter of acceptance of delivery of the Premises.

          (d) The failure of Tenant to take possession of or to occupy the Premises shall not serve to relieve Tenant of obligations arising on the Commencement Date or delay the payment of rent by Tenant. Subject to applicable ordinances and building codes governing

Tenant's right to occupy or perform in the Premises, Tenant shall be allowed to install its tenant improvements, machinery, equipment, fixtures, or other property on the Premises during the final stages of completion of construction provided that Tenant does not thereby substantially interfere with the completion of construction or cause any labor dispute as a result of such installations, and provided further that Tenant does hereby agree to indemnify, defend, and hold Landlord harmless from any loss or damage to such property, and all liability, loss, or damage arising from any injury to the Project or the property of Landlord, its contractors, subcontractors, or materialmen, and any death or personal injury to any person or persons arising out of such installations, whether or not any such loss, damage, liability, death, or personal injury was caused by Landlord's negligence.
Any such occupancy or performance in the Premises shall be in accordance with the provisions governing Tenant-Made Alterations and Trade Fixtures in the Lease, and shall be subject to Tenant providing to Landlord satisfactory evidence of insurance for personal injury and property damage related to such installations and satisfactory payment arrangements with respect to installations permitted hereunder. Delay in putting Tenant in possession of the Premises shall not serve to extend the term of this Lease or to make Landlord liable for any damages arising therefrom, except as otherwise provided for in Paragraph 3(a) of Addendum 2.

          (e) Except for incomplete punch list items, Tenant upon the Commencement Date shall have and hold the Premises as the same shall then be without any liability or obligation on the part of Landlord for making any further alterations or improvements of any kind in or about the Premises, except as expressly provided in this Lease.

                                     ADDENDUM 4

                            ONE RENEWAL OPTION AT MARKET

                   ATTACHED TO AND A PART OF THE LEASE AGREEMENT
                         DATED SEPTEMBER 30, 1998, BETWEEN
                     PROLOGIS DEVELOPMENT SERVICES INCORPORATED
                                        and
                             SELECT COMFORT CORPORATION


     (a) Provided that as of the time of the giving of the Extension Notice and the Commencement Date of the Extension Term, (x) Tenant (or Tenant Affiliate) is the Tenant originally named herein, (y) Tenant (or Tenant Affiliate) actually occupies all of the Premises initially demised under this Lease and any space added to the Premises, and (z) no Event of Default exists or would exist but for the passage of time or the giving of notice, or both; then Tenant shall have the right to extend the Lease Term for an additional term of 5 years (such additional term is hereinafter called the "EXTENSION TERM") commencing on the day following the expiration of the Lease Term (hereinafter referred to as the "COMMENCEMENT DATE OF THE EXTENSION TERM"). Tenant shall give Landlord notice (hereinafter called the "EXTENSION NOTICE") of its election to extend the term of the Lease Term at least 6 months, but not more than 12 months, prior to the scheduled expiration date of the Lease Term.

     (b) The Base Rent payable by Tenant to Landlord during the Extension Term shall be the greater of (i) the Base Rent applicable to the last year of the initial Lease term and (ii) the then prevailing market rate for comparable space in the Project and comparable buildings in the vicinity of the Project, taking into account the size of the Lease, the length of the renewal term, market escalations and the credit of Tenant. The Base Rent shall not be reduced by reason of any costs or expenses saved by Landlord by reason of Landlord's not having to find a new tenant for such premises (including, without limitation, brokerage commissions, costs of improvements, rent concessions or lost rental income during any vacancy period). In the event Landlord and Tenant fail to reach an agreement on such rental rate and execute the Amendment (defined below) at least 6 months prior to the expiration of the Lease, then Tenant's exercise of the renewal option shall be deemed withdrawn and the Lease shall terminate on its original expiration date.

     (c) The determination of Base Rent does not reduce the Tenant's obligation to pay or reimburse Landlord for Operating Expenses and other reimbursable items as set forth in the Lease, and Tenant shall reimburse and pay Landlord as set forth in the Lease with respect to such Operating Expenses and other items with respect to the Premises during the Extension Term without regard to any cap on such expenses set forth in the Lease.

     (d) Except for the Base Rent as determined above, Tenant's occupancy of the Premises during the Extension Term shall be on the same terms and conditions as are in effect immediately prior to the expiration of the initial Lease Term; provided, however, Tenant shall have no further right to any allowances, credits or abatements or any options to expand, contract, renew or extend the Lease.

     (e) If Tenant does not give the Extension Notice within the period set forth in paragraph (a) above, Tenant's right to extend the Lease Term shall automatically terminate. Time is of the essence as to the giving of the Extension Notice.

     (f) Landlord shall have no obligation to refurbish or otherwise improve the Premises for the Extension Term. The Premises shall be tendered on the Commencement Date of the Extension Term in "as-is" condition.

     (g) If the Lease is extended for the Extension Term, then Landlord shall prepare and Tenant shall execute an amendment to the Lease confirming the extension of the Lease Term and the other provisions applicable thereto (the "Amendment").

     (h) If Tenant exercises its right to extend the term of the Lease for the Extension Term pursuant to this Addendum, the term "Lease Term" as used in the Lease, shall be construed to include, when practicable, the Extension Term except as provided in (d) above.

                                     ADDENDUM 5

                                  PURCHASE OPTION

                   ATTACHED TO AND A PART OF THE LEASE AGREEMENT
                         DATED SEPTEMBER 30, 1998, BETWEEN
                     PROLOGIS DEVELOPMENT SERVICES INCORPORATED
                                        and
                             SELECT COMFORT CORPORATION


          Subject to Landlord receiving approval from appropriate governmental authorities on replatting the land parcel as described on the attached Exhibit B, and in accordance with the terms of this Addendum 5, Tenant shall have the right and option (the "Purchase Option") to purchase the Premises. Tenant shall exercise the Purchase Option by delivering written notice ("Purchase Option Notice") to Landlord no later than 60 days after the Commencement Date of this Lease.

          1. PURCHASE PRICE. The Purchase Price shall be Four Million Six Hundred Ninety Thousand Nine Hundred Sixty-Four Dollars ($4,690,964) plus any sales commission payable by Landlord, plus the sum of all Change Orders and tenant improvement allowance amounts as defined in Addendum 3 of this Lease, payable in immediately available funds at closing. The intent of the parties is that the Purchase Price shall be absolutely net to Landlord, with the sole exception being that Landlord shall pay its attorneys' fees.


          2. CLOSING. The Closing shall be conducted through an escrow established at a title company acceptable to both Landlord and Tenant. All deliveries shall be deposited in escrow and all closing deliveries and disbursements shall be made through the escrow. The Closing shall occur no later than 60 days following the exercise of the Purchase Option.

          3. INSPECTION. For a period of 30 days after the date of Tenant's Purchase Option Notice to Landlord, Tenant shall be entitled to inspect the Premises. Tenant shall indemnify and defend Landlord for any claim, damage or liability arising out of Tenant's and its agent's and contractor's inspection. Tenant may revoke its election to exercise the Purchase Option by notice to Landlord within the 30-day period if Tenant is not satisfied with any aspect of the Premises, in which case this Lease shall continue in full force and effect.

          4. TITLE. Landlord shall convey to Tenant fee simple title to the Premises by special warranty deed (warranting title by, through, or under Landlord, but not otherwise) subject only to all matters of record and those matters which a correct survey would show but free and clear of any liens or any other exceptions created by, under, or through Landlord. Tenant shall have the absolute right to approve title to the Property, and if title is not satisfactory, Tenant may revoke its election to exercise the Purchase Option by giving notice to Landlord (x) within the inspection period in subparagraph (a) above and, (y) with respect to any title exceptions of which Purchaser is notified after such inspection period but before the Closing, at any time before the Closing. Landlord shall assign to Tenant all its right, title and interest in and to all contracts, warranties, permits, approvals, and other intangible property related to the Premises except for any tradename or other similar rights related to the Premises, which Landlord shall retain.

          5. PRORATIONS. There shall be no proration of taxes or other expenses.

          6. LEASE TERMINATION. The Lease shall be terminated as of the Closing. All rent and other payments due by Tenant to Landlord under the Lease shall be prorated to the date of Closing and shall be deposited into the escrow and disbursed to Landlord at Closing.

          7. NO WARRANTY. Landlord makes no, and at closing Tenant shall waive in writing satisfactory to Landlord any, warranty or representation with respect to the Premises (other than title to the Premises as provided above) and shall release Landlord from any right or claims, known or unknown, with respect to the physical or environmental condition of the Premises or the compliance of the Premises with applicable law. Tenant is relying on its own inspection and review of the Premises.

          8. RISK OF LOSS. Risk of loss shall remain with Landlord, subject to Tenant's obligations under the Lease, until the Closing. If any condemnation is instituted or threatened against the Premises or the Premises are damaged, either party may terminate the purchase transaction, and the Lease shall remain in full force and effect.

          9. TAX-FREE EXCHANGE. Landlord may conduct the sale as a tax-free exchange pursuant to Section 1031 of the Internal Revenue Code. Such exchange shall be conducted through a qualified intermediary, at no cost to Tenant, and without affecting Landlord's obligations to Tenant. Tenant shall not be required to take title to any other property in connection with a Section 1031 exchange.

          10. EXERCISE IS IRREVOCABLE. Tenant's exercise of the Purchase Option is irrevocable except as provided herein. Time is of the essence.

          11. EXERCISE BY TENANT OR TENANT AFFILIATE ONLY. Only the Tenant originally named herein or a Tenant Affiliate may exercise this Purchase Option. The Purchase Option is not assignable except to a Tenant Affiliate to which the Lease is assigned and shall terminate automatically upon any termination of the Lease other than as a result of default by Landlord. Further, no such right is exercisable if as of the date of exercised of the right or the Closing, the Lease has terminated or an Event of Default or event ("Potential Default") which but for the passage of time or the giving of notice, or both, would constitute an Event of Default has occurred and is continuing.

          12. LANDLORD'S RIGHT OF FIRST OFFER. If at any time Tenant desires to sell the Building, then Tenant, before offering the Building to anyone, shall offer to Landlord the right to purchase the Building on the same terms and conditions upon which Tenant intends to offer the Building for sale.

               Such offer shall be made by Tenant to Landlord in a written notice (hereinafter called the "First Offer Notice") which offer shall designate the terms which Tenant intends to offer the Building for sale. Landlord may accept the offer set forth in the First Offer

Notice by delivering to Tenant an acceptance (hereinafter called "Landlord's Notice") of such offer within 7 business days after delivery by Tenant of the First Offer Notice to Landlord. Time shall be of the essence with respect to the giving of Landlord's Notice. If Landlord does not accept (or fails to timely accept) an offer made by Tenant pursuant to the provisions of this Addendum with respect to the purchase of the Building, Tenant shall be free to sell the Building to anyone for no less than 95% of the purchase price and on any other terms offered to Landlord.

               Notwithstanding the foregoing, if Tenant desires to sell the Building to anyone on terms which are less than 95% of the purchase price offered to Landlord, then Tenant must re-offer to Landlord the right to purchase the Building on such terms (the "Second Offer Notice"). Tenant shall deliver to Landlord the Second Offer Notice in the same manner as the First Offer Notice. If Landlord does not accept (or fails to timely accept) the re-offer made by Tenant pursuant to the provisions of this Addendum with respect to the purchase of the Building, Landlord shall be deemed to have irrevocably waived all further rights under this Addendum and Tenant shall be under no further obligation to Landlord with respect to the sale of the Building by reason of this Addendum.

                                     ADDENDUM 6

                                RIGHT OF FIRST OFFER

                   ATTACHED TO AND A PART OF THE LEASE AGREEMENT
                         DATED SEPTEMBER 30, 1998, BETWEEN
                     PROLOGIS DEVELOPMENT SERVICES INCORPORATED
                                        and
                             SELECT COMFORT CORPORATION



     (a) "OFFERED SPACE" shall mean the Building as described on the first page of this Lease subject to Landlord receiving approval from appropriate governmental authorities on replatting the land parcel as described in Addendum 5, and more commonly known as Select Comfort Distribution Center #1.

     (b) Provided that as of the date of the giving of Landlord's Notice, (x) Tenant (or Tenant Affiliate) is the Tenant originally named herein, (y) Tenant (or Tenant Affiliate) actually occupies all of the Premises originally demised under this Lease and any premises added to the Premises, and (z) no Event of Default or event which but for the passage of time in the giving of notice, or both, would constitute an Event of Default has occurred and is continuing, if Tenant has not exercised the Purchase Option under the terms and conditions as described in Addendum 5 of this Lease and Landlord desires to sell the Offered Space, then Landlord, before selling such Offered Space to anyone, shall first offer to Tenant the right to purchase the Building on the same terms and conditions upon which Landlord intends to sell the Offered Space to other parties.

     (c) Such offer shall be made by Landlord to Tenant in a written notice (hereinafter called the "FIRST OFFER NOTICE") which offer shall designate the space being offered and shall specify the terms which Landlord intends to offer with respect to any such Offered Space. Tenant may accept the offer set forth in the First Offer Notice by delivering to Landlord an unconditional acceptance (hereinafter called "TENANT'S NOTICE") of such offer within 5 business days after delivery by Landlord of the First Offer Notice to Tenant. Time shall be of the essence with respect to the giving of Tenant's Notice. If Tenant does not accept (or fails to timely accept) an offer made by Landlord pursuant to the provisions of this Addendum with respect to the Offered Space designated in the First Offer Notice, Landlord shall be free to sell the Building to anyone for no less than 95% of the purchase price and on any other terms offered to Tenant.

     (d) If Tenant at any time declines any Offered Space offered by Landlord, Tenant shall be deemed to have irrevocably waived all further rights under this Addendum.

                                     ADDENDUM 7

                             CREDIT ENHANCEMENT OPTIONS

                   ATTACHED TO AND A PART OF THE LEASE AGREEMENT
                         DATED SEPTEMBER 30, 1998, BETWEEN
                     PROLOGIS DEVELOPMENT SERVICES INCORPORATED
                                        and
                             SELECT COMFORT CORPORATION


     In the event Tenant's net worth is less than $22,000,000 (including the ability to treat the preferred stock positions from an accounting perspective as an equity item versus a liability) as of March 1, 1999, Tenant shall be granted the following options: (1) Tenant shall provide to Landlord, in addition to the Security Deposit set forth in the Lease, an unconditional, irrevocable Letter of Credit in an amount equal to $513,000, which amount shall be increased by the amount equal to the Miscellaneous Allowance (not to exceed $100,000) pursuant to Addendum 3 of this Lease, and shall be issued from a bank reasonably acceptable to Landlord; provided, however, the Letter of Credit shall not expire until the expiration of the Lease Term and any extensions thereof or Tenant's net worth exceeds $22,000,000 ("Option #1"); or (2) Tenant shall pay to Landlord, in one lump sum payment, the amount equal to the amount of the Letter of Credit, and the Base Rent shall be adjusted as described below ("Option #2).

     If Tenant desires to exercise Option #1 as described herein, the Letter of Credit shall be in substantially similar form as attached hereto, shall provide that it may be drawn down upon by Landlord in the event of a default under the Lease at any time Landlord delivers its sight draft to the bank, and shall only be in the amount of Landlord's actual damages sustained in such default. Notwithstanding anything contained herein to the contrary, in the event Landlord terminates the Lease pursuant to Paragraph 24 of the Lease, Landlord shall follow any and all appropriate legal proceedings relating to its remedies, including, without limitation, acceleration of rent, prior to drawing down upon the Letter of Credit. If Landlord sells or conveys the Premises, Tenant shall, at Landlord's request, cooperate in having the Letter of Credit transferred to the purchaser. If the Letter of Credit is ever drawn upon by Landlord in the event of a default pursuant to the terms of the Lease and this Addendum, the default under the Lease shall be deemed cured, and Tenant shall within ten (10) days thereafter cause the Letter of Credit to be restored to its original amount. Further, if Tenant desires to exercise Option #1, the monthly Base Rent shall be reduced by $.0075/sf/mo/NNN during the period of time that the Letter of Credit is in force, but in no event to exceed 12 months.

     If Tenant desires to exercise Option #2 as described herein, the monthly Base Rent as set forth in Addendum 1 of this Lease shall be adjusted as follows:

          Period                   Amount
          ------                   ------
          Months 1-60              $29,232.00 (calculated at $.290/sf/mo/NNN)
          Months 61-120            $33,667.20 (calculated at $.334/sf/mo/NNN)

                              FORM OF LETTER OF CREDIT
                       [LETTERHEAD OF LETTER OF CREDIT BANK]
                                       [DATE]


ProLogis Development Services Incorporated
_________________________________
_________________________________
Attention:  _______________

     Re:  Irrevocable Transferrable Letter of Credit
          No. ___________________________

Beneficiary:

     By order of our client, ______________________________________ (the
"APPLICANT"), we hereby establish this Irrevocable Transferrable Letter of Credit No. _______________ in your favor for an amount up to but not exceeding the aggregate sum of ___________________ and No/100 Dollars ($_________) (as
reduced from time to time in accordance with the terms hereof, the "LETTER OF CREDIT AMOUNT"), effective immediately, and expiring on the close of business at our office at the address set forth above one year from the date hereof unless renewed as hereinafter provided.

     Funds under this Letter of Credit are available to you on or prior to the expiry date against presentation by you of your (i) sight drafts drawn on us in the form of Annex 1 hereto, indicating this Letter of Credit number and (ii) request in the form of Annex 2 hereto (such sight draft and request, together referred to as a "DRAWING REQUEST"), sight draft(s), completed and signed by one of your officers. Presentation of your Drawing Requests may be made by you to us at the address set forth above or may be made by overnight courier, to the
same address.   You may present to us one or more Drawing Requests from time to time prior to the expiry date in an aggregate amount not to exceed the Letter of Credit Amount then in effect (it being understood that the honoring by us of each Drawing Request shall reduce the Letter of Credit Amount then in effect by the amount of the Drawing Request so honored).

     This Letter of Credit will be automatically renewed for a one-year period upon the expiration date set forth above and upon each anniversary of such date, unless at least sixty (60) days prior to such expiration date, or sixty (60) days prior to any anniversary of such date, we notify both you and the Applicant in writing by certified mail that we elect not to so renew the Letter of Credit.

     This Letter of Credit sets forth in full the terms of our undertaking and such undertaking shall not in any way be modified, amended or amplified by reference to any document or instrument referred to herein or in which this Letter of Credit is referred to or to which this Letter of Credit relates, and no such reference shall be deemed to incorporate herein by reference any document or instrument.

     All bank charges and commissions incurred in this transaction are for the Applicant's account, except you shall be responsible for all bank charges related to any assignment of this Letter of Credit to your successors and assigns.

     This Letter of Credit is assignable by you to your successors and assigns any number of times in its entirety and not in part, but only by delivery to us of a Notice of Assignment in the form of Annex 3 hereto.

     We hereby agree with the drawers, endorsers, and bona fide holders of drafts drawn under and in compliance with the terms of this Letter of Credit that such drafts will be duly honored upon presentation to the drawee from our own funds and not the funds of the Applicant and shall be available to such drawers as the case may be, on or before noon, Minnesota time, on the Business Day (defined below) next following the date on which such drafts are received by us. "Business Day" shall mean any day which is not a Saturday, Sunday or day on which we are required or authorized by law to be closed in Minneapolis, Minnesota.

     To the extent not inconsistent with the express terms hereof, this Letter of Credit shall be governed by, and construed in accordance with, the terms of the Uniform Customs and Practice for Commercial Documentary Credits (1993 Revision), I.C.C. Publication No. 500 (the "UCP 500") and as to matters not governed by the UCP 500, this Letter of Credit shall be governed by and construed in accordance with the laws of the State of Minnesota.

                              Very truly yours,

                              [NAME OF LETTER OF CREDIT BANK]


                              By:
                                   ----------------------------------

                                   Name:
                                        -----------------------------

                                   Title:
                                         -----------------------------

                                                                  ANNEX 1



                                    SIGHT DRAFT


                                                      ___________, 199__



     For value received, at sight pay to the order of PROLOGIS DEVELOPMENT SERVICES INCORPORATED, the sum of [Amount in words] [Amount in Figures] United States Dollars drawn under [Name of Letter of Credit Bank] Irrevocable Transferrable Letter of Credit No. ________ dated
_________________, 199_____.




                    PROLOGIS DEVELOPMENT SERVICES INCORPORATED


                    By:
                       ---------------------------------------

                    Name:
                         -------------------------------------

                    Title:
                          ------------------------------------

                                                  ANNEX 2

                                  DRAWING REQUEST


                                                  _________________, 199__

[NAME AND ADDRESS OF LETTER
OF CREDIT BANK]

          Re:  Irrevocable Letter of Credit No.         (the "LETTER OF CREDIT")

     The undersigned (the "BENEFICIARY"), hereby certifies to [Name of Letter of Credit Bank] (the "ISSUER") that:

     (a) The Beneficiary is making a request for payment in lawful currency of the United States of America under Irrevocable Letter of Credit No._________ (the "Letter of Credit") in the amount of $________.

     (b) The Letter of Credit Amount (as defined in the Letter of Credit) as of the date hereof and prior to payment of the amount demanded in this Drawing Request is $________. The amount requested by this Drawing Request does not exceed the Letter of Credit Amount.

     (c) Demand is made for payment under the Letter of Credit in the amount of Landlord's actual damages as a result of the occurrence and continuation of an Event of Default (as defined in the Lease Agreement).

     Please wire transfer the proceeds of the drawing to the following account of the Beneficiary at the financial institution indicated below:

    -----------------------------

    -----------------------------

    -----------------------------


     Unless otherwise defined, all capitalized terms used herein have the meanings provided in, or by reference in, the Letter of Credit.

     IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Drawing Request as of the ___ day of _______________, 199__.

                    PROLOGIS DEVELOPMENT SERVICES INCORPORATED


                    By:
                       --------------------------------------

                    Name:
                         ------------------------------------

                    Title:
                          -----------------------------------

                                                                       ANNEX 3

                                NOTICE OF ASSIGNMENT


     ____________, 199_


[NAME AND ADDRESS OF
LETTER OF CREDIT BANK]

          Re:  Irrevocable Letter of Credit No. _____

     The undersigned (the "BENEFICIARY"), hereby notifies
[Name of Letter of Credit Bank] (the "ISSUER") that it has irrevocably assigned the above-referenced Letter of Credit to __________ (the "ASSIGNEE") with an address at ________________ effective as of the date the Issuer receives this Notice of Assignment. The Assignee acknowledges and agrees that the Letter of Credit Amount may have been reduced pursuant to the terms thereof, and that the Assignee is bound by any such reduction.

     IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Notice of Assignment as of this _____ day of _______, 199_.

                    PROLOGIS DEVELOPMENT SERVICES INCORPORATED


                    By:
                       ----------------------------------------

                    Name:
                         --------------------------------------

                    Title:
                          -------------------------------------



Agreed:


[Assignee]


--------------------------------------

                               EXHIBIT A - SITE PLAN



                                  To be provided.

                       EXHIBIT B - REPLATTING OF LAND PARCEL



                                  To be provided.